----------------------------------------------

                                  $500,000,000

                                    FIVE-YEAR
                                CREDIT AGREEMENT


                            dated as of May 19, 2004

                                      among

                            THE SERVICEMASTER COMPANY

                                   THE LENDERS

                               JPMORGAN CHASE BANK
                                       and
                             BANK OF AMERICA, N.A.,
                              as Syndication Agents

                                  SUNTRUST BANK
                             as Administrative Agent

                                       and

                                    U.S. Bank
                                       and
                              Wachovia Bank, N.A.,
                             as Documentation Agents

       ------------------------------------------------------------------

                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                      Joint Lead Arrangers and Bookrunners

                                TABLE OF CONTENTS

         --------------------------------------------------------------

                                                                                             PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS....................................................................1

SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS.............................................17

SECTION 1.03.  RULES OF CONSTRUCTION...........................................................17
-
SECTION 1.04.  ROUNDING........................................................................17


                                    ARTICLE 2
                                  THE FACILITY

SECTION 2.01.  THE FACILITY....................................................................18

SECTION 2.02.  COMMITTED ADVANCES..............................................................18

SECTION 2.03.  COMPETITIVE BID ADVANCES........................................................20

SECTION 2.04.  FACILITY FEES...................................................................24

SECTION 2.05.  GENERAL FACILITY TERMS..........................................................24

SECTION 2.06.  OPTIONAL INCREASE IN COMMITMENTS................................................32

SECTION 2.07.  LETTERS OF CREDIT...............................................................33

SECTION 2.08.  SWINGLINE LOANS.................................................................38


                                    ARTICLE 3
                             CHANGE IN CIRCUMSTANCES

SECTION 3.01.  YIELD PROTECTION................................................................41

SECTION 3.02.  CHANGES IN CAPITAL ADEQUACY REGULATIONS.........................................41

SECTION 3.03.  AVAILABILITY OF TYPES OF ADVANCES...............................................42

SECTION 3.04.  FUNDING INDEMNIFICATION.........................................................43

SECTION 3.05.  LENDER STATEMENTS; LIMIT ON RETROACTIVITY; SURVIVAL OF INDEMNITY................43

SECTION 3.06.  FOREIGN SUBSIDIARY COSTS........................................................44

SECTION 3.07.  REPLACEMENT OF LENDERS..........................................................44


                                    ARTICLE 4
                              CONDITIONS PRECEDENT

SECTION 4.01.  INITIAL ADVANCE OR LETTER OF CREDIT.............................................45

SECTION 4.02.  INITIAL ADVANCE OR LETTER OF CREDIT FOR EACH ELIGIBLE SUBSIDIARY................46

SECTION 4.03.  EACH ADVANCE OR LETTER OF CREDIT................................................46




                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.01.  ORGANIZATION AND AUTHORITY......................................................47

SECTION 5.02.  ORGANIZATION AND AUTHORITY OF SUBSIDIARIES......................................47

SECTION 5.03.  BUSINESS AND PROPERTY...........................................................48

SECTION 5.04.  FINANCIAL STATEMENTS............................................................48

SECTION 5.05.  FULL DISCLOSURE.................................................................48

SECTION 5.06.  PENDING LITIGATION..............................................................49

SECTION 5.07.  LOAN DOCUMENTS ARE LEGAL, VALID, BINDING AND AUTHORIZED.........................49

SECTION 5.08.  GOVERNMENTAL CONSENT............................................................49

SECTION 5.09.  TAXES...........................................................................49

SECTION 5.10.  EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974.................................50

SECTION 5.11.  INVESTMENT COMPANY ACT..........................................................50

SECTION 5.12.  COMPLIANCE WITH ENVIRONMENTAL LAWS..............................................50

SECTION 5.13.  REGULATIONS U AND X.............................................................50


                                    ARTICLE 6
                                    COVENANTS

SECTION 6.01.  DELIVERY OF INFORMATION.........................................................51

SECTION 6.02.  USE OF PROCEEDS.................................................................52

SECTION 6.03.  NOTICE OF DEFAULT...............................................................52

SECTION 6.04.  INSPECTION......................................................................52

SECTION 6.05.  LEGAL EXISTENCE, ETC............................................................52

SECTION 6.06.  INSURANCE.......................................................................53

SECTION 6.07.  TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS.....................53

SECTION 6.08.  MAINTENANCE, ETC................................................................53

SECTION 6.09.  NATURE OF BUSINESS..............................................................53

SECTION 6.10.  RESTRICTED PAYMENTS.............................................................54

SECTION 6.11.  PAYMENT OF DIVIDENDS BY SUBSIDIARIES............................................54

SECTION 6.12.  TRANSACTIONS WITH AFFILIATES....................................................54

SECTION 6.13.  NEGATIVE PLEDGE.................................................................54

SECTION 6.14.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.....................................56

SECTION 6.15.  LEVERAGE TEST...................................................................57

SECTION 6.16.  SUBSIDIARY DEBT LIMITATION......................................................57

SECTION 6.17.  INTEREST COVERAGE...............................................................57


                                    ARTICLE 7
                                    DEFAULTS

SECTION 7.01.  MISREPRESENTATION...............................................................57

SECTION 7.02.  NONPAYMENT......................................................................57

SECTION 7.03.  NEGATIVE COVENANTS..............................................................57

SECTION 7.04.  OTHER COVENANTS.................................................................57

SECTION 7.05.  NONPAYMENT OF OTHER OBLIGATIONS.................................................57



SECTION 7.06.  CROSS DEFAULT...................................................................58

SECTION 7.07.  RECEIVERSHIP....................................................................58

SECTION 7.08.  JUDGMENT........................................................................58

SECTION 7.09.  VOLUNTARY BANKRUPTCY............................................................58

SECTION 7.10.  INVOLUNTARY BANKRUPTCY..........................................................58

SECTION 7.11.  CHANGE OF CONTROL...............................................................58

SECTION 7.12.  IMPAIRMENT OF GUARANTY..........................................................59


                                    ARTICLE 8
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

SECTION 8.01.  ACCELERATION....................................................................59

SECTION 8.02.  AMENDMENTS......................................................................59

SECTION 8.03.  PRESERVATION OF RIGHTS..........................................................60


                                    ARTICLE 9
                               GENERAL PROVISIONS

SECTION 9.01.  SURVIVAL OF REPRESENTATIONS.....................................................61

SECTION 9.02.  HEADINGS........................................................................61

SECTION 9.03.  ENTIRE AGREEMENT................................................................61

SECTION 9.04.  SEVERAL OBLIGATIONS.............................................................61

SECTION 9.05.  EXPENSES; INDEMNIFICATION.......................................................61

SECTION 9.06.  NUMBERS OF DOCUMENTS............................................................62

SECTION 9.07.  SEVERABILITY OF PROVISIONS......................................................62

SECTION 9.08.  NONLIABILITY OF LENDERS.........................................................62

SECTION 9.09.  CHOICE OF LAW...................................................................62

SECTION 9.10.  CONSENT OF JURISDICTION.........................................................62

SECTION 9.11.  WAIVER OF JURY TRIAL............................................................63

SECTION 9.12.  CONFIDENTIALITY.................................................................63


                                   ARTICLE 10
                                   THE AGENTS

SECTION 10.01.  APPOINTMENT....................................................................64

SECTION 10.02.  POWERS.........................................................................64

SECTION 10.03.  GENERAL IMMUNITY...............................................................64

SECTION 10.04.  NO RESPONSIBILITY FOR LOANS, RECITALS, ETC.....................................64

SECTION 10.05.  ACTION ON INSTRUCTIONS OF LENDERS..............................................64

SECTION 10.06.  EMPLOYMENT OF AGENTS AND COUNSEL...............................................65

SECTION 10.07.  RELIANCE ON DOCUMENTS; COUNSEL.................................................65

SECTION 10.08.  AGENT'S REIMBURSEMENT AND INDEMNIFICATION......................................65

SECTION 10.09.  RIGHTS AS A LENDER.............................................................65

SECTION 10.10.  LENDER CREDIT DECISION.........................................................66

SECTION 10.11.  SUCCESSOR AGENT................................................................66

SECTION 10.12.  AGENT'S FEES...................................................................66

SECTION 10.13.  OTHER AGENTS...................................................................66




                                   ARTICLE 11
                             SETOFF RATABLE PAYMENTS

SECTION 11.01.  SETOFF.........................................................................67

SECTION 11.02.  RATABLE PAYMENTS...............................................................67


                                   ARTICLE 12
                        BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

SECTION 12.01.  SUCCESSORS AND ASSIGNS.........................................................67

SECTION 12.02.  PARTICIPATIONS.................................................................68

SECTION 12.03.  ASSIGNMENTS....................................................................68

SECTION 12.04.  DISSEMINATION OF INFORMATION...................................................69

SECTION 12.05.  TAX TREATMENT..................................................................70

SECTION 12.06.  INCREASED COSTS................................................................70


                                   ARTICLE 13
                                     NOTICES

SECTION 13.01.  GIVING NOTICES.................................................................70


                                   ARTICLE 14
                     REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

SECTION 14.01.  EXISTENCE AND POWER............................................................70
-
SECTION 14.02.  CORPORATE, LIMITED LIABILITY COMPANY OR PARTNERSHIP AND GOVERNMENTAL

         AUTHORIZATION; CONTRAVENTION..........................................................71

SECTION 14.03.  BINDING EFFECT.................................................................71

SECTION 14.04.  TAXES..........................................................................71


                                   ARTICLE 15
                                    GUARANTY

SECTION 15.01.  THE GUARANTY...................................................................71

SECTION 15.02.  GUARANTY UNCONDITIONAL.........................................................71

SECTION 15.03.  DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN

         CIRCUMSTANCES.........................................................................72

SECTION 15.04.  WAIVER BY THE COMPANY..........................................................73

SECTION 15.05.  SUBROGATION....................................................................73

SECTION 15.06.  STAY OF ACCELERATION...........................................................73



                                   ARTICLE 16
                           COUNTERPARTS; EFFECTIVENESS


                                   ARTICLE 17
                             USA PATRIOT ACT NOTICE

COMMITMENT SCHEDULE

PRICING SCHEDULE

Schedule 6.11 Subsidiary Restrictions

Exhibit "A"   Note

Exhibit "B-1" Form of Opinion of Kirkland & Ellis LLP

Exhibit "B-2" Form of Opinion of General Counsel

Exhibit "C"   Form of Competitive Bid Quote Request

Exhibit "D"   Form of Competitive Bid Quote

Exhibit "E"   Form of Assignment Agreement

Exhibit "F"   Form of Loan/Credit Related Money Transfer
                   Instruction

Exhibit "G"   Form of Election to Participate

Exhibit "H"   Form of Election to Terminate

Exhibit "I"   Form of Opinion of Counsel for Eligible
                   Subsidiary

Exhibit "J"   Form of Opinion of Counsel for the Agents

                                    FIVE-YEAR
                                CREDIT AGREEMENT

     This Five-Year Credit Agreement, dated as of May 19, 2004, is among The ServiceMaster Company, the Lenders, JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents, SunTrust Bank, as Administrative Agent, and U.S. Bank and Wachovia Bank, N.A., as Documentation Agents. The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. DEFINED TERMS. As used in this Agreement:

     "ABSOLUTE RATE" means, with respect to a Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to Section 2.03(d).

     "ABSOLUTE RATE ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

     "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.03.

     "ABSOLUTE RATE INTEREST PERIOD" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 7 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "ABSOLUTE RATE LOAN" means a Loan which bears interest at an Absolute Rate.

     "ACQUIRING PERSON" means any Person or group of two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Equity Interests of the Company, together with all affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such Person or Persons.

     "ADDITIONAL LETTERS OF CREDIT" means letters of credit issued or to be issued hereunder by an Issuing Bank in accordance with Section 2.07 on or after the date hereof.

     "ADMINISTRATIVE AGENT" means SunTrust Bank with its main office in Atlanta, Georgia in its capacity as contractual representative for the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 10.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in a form satisfactory to the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by each Lender.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Fixed Rate Advances, for the same Interest Period and includes a Competitive Bid Advance. Unless the context otherwise requires, each Swingline Loan made by the Swingline Lender shall constitute an Advance.

     "AFFECTED LENDER" is defined in Section 3.07.

     "AFFILIATE" means any Person (other than a Subsidiary) which directly or indirectly controls, or is controlled by, or is under common control with, the Company. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity Interest, by contract or otherwise.

     "AGENT" means any of the Administrative Agent, the Syndication Agents or the Documentation Agents and "AGENTS" means any two or more of the foregoing.

     "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders hereunder, as increased or reduced from time to time pursuant to the terms hereof.

     "AGGREGATE SWINGLINE EXPOSURE" means, at any time, the aggregate of the Swingline Exposures of all the Lenders hereunder.

     "AGREEMENT" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "ALTERNATE BASE RATE" means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the higher of
(i) the Federal Funds Effective Rate most recently determined by the Administrative Agent plus 1/2% per annum and (ii) the Prime Rate. Changes in the rate of interest on each Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate

Base Rate, PROVIDED, HOWEVER, that the Administrative Agent's failure to give any such notice will not affect any Borrower's obligation to pay interest to the Lenders on Floating Rate Advances at the then effective Alternate Base Rate.

     "ALTERNATIVE CURRENCY" means Euros, British Sterling, Japanese Yen and any other currency (other than Dollars) that is freely transferable and convertible into Dollars in the London interbank market and which has been expressly approved in writing as an Alternative Currency for purposes hereof by the Required Lenders.

     "ALTERNATIVE CURRENCY ADVANCE" means a Eurocurrency Committed Advance denominated in an Alternative Currency.

     "ANNUAL REPORT" is defined in Section 5.03.

     "APPLICABLE EUROCURRENCY MARGIN" means the margin percentage for each Eurocurrency Committed Advance determined in accordance with the Pricing Schedule.

     "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "APPROVED MULTIPLE" means (a) in respect of any borrowing or prepayment of a Floating Rate Advance, $1,000,000 or any larger integral multiple of $1,000,000, (b) in the case of any other Advance denominated in Dollars, $5,000,000 or any larger integral multiple of $1,000,000 and (c) in the case of any Advance denominated in an Alternative Currency, such multiples of such currency as the Administrative Agent deems appropriate and reasonably comparable to a $3,000,000 minimum Dollar Amount.

     "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "BORROWER" means any Obligor in its capacity as borrower of a Loan or Advance hereunder or as account party in respect of a Letter of Credit hereunder, and "BORROWERS" means all such borrowers and account parties. References to "THE BORROWER" in relation to any Loan, Advance or Letter of Credit are to the Borrower which has borrowed or which proposes to borrow such Loan or Advance or which is the account party in respect of such Letter of Credit.

     "BORROWING DATE" means a date on which an Advance is made or to be made hereunder.

     "BRITISH STERLING" means the lawful currency of the United Kingdom.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Committed Advances or Eurocurrency Bid Rate Advances, a day other than Saturday or Sunday on which banks are open for business in Chicago, Atlanta and New York City on which dealings in the relevant currency are carried on in the London interbank market and, where funds are to be paid or made available in an Alternative Currency, on which commercial banks are open for domestic and international business in the place where such funds are paid or made available and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago, Atlanta and New York City.

     "CHANGE OF CONTROL" shall be deemed to have occurred on the date on which:

     (i) Continuing Directors cease to constitute a majority of the board of directors of the Company; or

     (ii) an Acquiring Person shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 30% of the Voting Stock in the Company.

     "CO-ARRANGERS" means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT" means, for each Lender, the obligation of the Lender to make Loans to the Borrowers and/or to participate in Letters of Credit for the account of the Borrowers, all in an aggregate amount not exceeding the amount set forth opposite its name in the Commitment Schedule or as set forth in an applicable Assignment Agreement substantially in the form of Exhibit "E" hereto received by the Administrative Agent under the terms of Section 12.03, as such amount may be modified from time to time pursuant to the terms of this Agreement.

     "COMMITMENT PERCENTAGE" means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the Aggregate Commitment at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Lender's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 12.03.

     "COMMITMENT SCHEDULE" means the Schedule hereto entitled "Commitment Schedule".

     "COMMITTED ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Committed Loans made by the Lenders to the

Borrower at the same time, of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

     "COMMITTED BORROWING NOTICE" is defined in Section 2.02(c).

     "COMMITTED LOAN" means a Loan made by a Lender pursuant to Section 2.02.

     "COMPANY" means The ServiceMaster Company, a Delaware corporation and its permitted successors and assigns.

     "COMPETITIVE BID ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Borrower at the same time, at the same interest basis, and for the same Interest Period.

     "COMPETITIVE BID BORROWING NOTICE" is defined in Section 2.03(d).

     "COMPETITIVE BID LOAN" means a Eurocurrency Bid Rate Loan or an Absolute Rate Loan, as the case may be.

     "COMPETITIVE BID MARGIN" means the margin above or below the applicable Eurocurrency Base Rate offered for a Eurocurrency Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurocurrency Base Rate.

     "COMPETITIVE BID QUOTE" means a Competitive Bid Quote substantially in the form of Exhibit "D" hereto completed and delivered by a Lender to the Borrower in accordance with Section 2.03(c).

     "COMPETITIVE BID QUOTE REQUEST" means a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto completed and delivered by the Borrower in accordance with Section 2.03(c).

     "CONSOLIDATED DEBT" means at any date, without duplication, the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date. Solely for the purpose of determining Consolidated Debt, "Debt" shall not include contingent obligations to reimburse any bank or other Person issuing a letter of credit, bank guaranty, or similar instrument, PROVIDED that such exclusion shall be limited to $250,000,000.

     "CONSOLIDATED EBITDA" means, for any fiscal period, without duplication, Consolidated Net Income for such period plus to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation and amortization; PROVIDED that if there shall have been an acquisition or disposition of a business unit during such period, Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period; and PROVIDED FURTHER that if the aggregate consideration for any acquisition is less than or equal to $30,000,000 then the Company may or may not, at its option, calculate Consolidated EBITDA on a pro forma basis after giving effect to such acquisition.

     "CONSOLIDATED  INTEREST  EXPENSE"  means,  for any fiscal  period,  without
duplication,   the  interest   expense  of  the  Company  and  its  Consolidated
Subsidiaries PLUS dividends accrued on preferred stock of the Company or a Consolidated Subsidiary which constitutes Debt, all determined on a consolidated basis for such period.

     "CONSOLIDATED NET INCOME" means, for any fiscal period, without duplication, the net income of the Company and its Consolidated Subsidiaries (before dividends on preferred stock of the Company) determined on a consolidated basis for such period, exclusive of the effect of (i) any extraordinary or other unusual gain and (ii) any extraordinary or other unusual losses, write-offs or write-downs (including without limitation any impairment charges related to goodwill and other intangible assets and restructuring charges) to the extent that such losses, write-offs or write-downs do not represent a cash expenditure in such period and will not represent a cash expenditure in any future period.

     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity which would be consolidated with the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

     "CONTINUING DIRECTOR" means (i) a director of the Company at the date of this Agreement and (ii) an individual who after the date of this Agreement becomes a director of the Company (x) in connection with the death, disability or retirement of an incumbent director, or otherwise in the ordinary course of the affairs of the Company and (y) whose election was effected or recommended by a majority of the Continuing Directors then in office (or by a nominating committee appointed by such a majority of Continuing Directors).

     "CONTROLLING GENERAL PARTNER INTEREST" means a General Partnership Interest which permits the owner of such General Partnership Interest to direct the management of a general partnership or a limited partnership.

     "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.02(d).

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all obligations of such Person as lessee under any Synthetic Lease, (vi) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person issuing a letter of credit, bank guaranty, or similar instrument, (vii) any preferred stock issued by such Person which is redeemable otherwise than at the sole option of such Person for consideration other than Equity Interests in such Person or in the Company,
(viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Guaranties by such Person of Debt of others. For all purposes of this Agreement, other than
Section 7.06, Debt shall include Debt deemed incurred in connection with a Receivables Financing Transaction in accordance with Section 1.02.

     "DEBT LIMIT" means, at any date, the product of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending at the date of the balance sheet most recently delivered (or required to be delivered) on or prior to such date pursuant to Section 5.04 or 6.01 and (b) 3.25.

     "DEFAULT" means an event described in Article 7.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. Any determination of the amount of Derivatives Obligations owing at any time shall be calculated net of offsets available at such time under any applicable netting agreement.

     "DISCLOSURE DOCUMENTS" is defined in Section 5.03.

     "DOCUMENTATION AGENTS" means U.S. Bank and Wachovia Bank, N.A., in their respective capacities as the documentation agents in respect of this Agreement.

     "DOLLAR AMOUNT" means (i) in relation to any Advance or Letter of Credit Liabilities denominated in Dollars, the aggregate principal or face amount thereof and (ii) in relation to any Advance or Letter of Credit Liabilities denominated in an Alternative Currency, the equivalent amount thereof in Dollars determined by the Administrative Agent pursuant to Section 2.05(m). The Dollar Amount of any Advance or Letter of Credit Liabilities denominated in an Alternative Currency at any date is the Dollar Amount thereof determined as of such date or, if no Dollar Amount is determined as of such date in accordance with Section 2.05(m), then determined as of the then most recent date for which such a determination has been made. Any Advance or Letter of Credit Liabilities denominated in an

Alternative Currency shall be deemed utilization of the Commitments in an amount equal to the Dollar Amount thereof.

     "DOLLAR-ONLY LENDER" means (i) each Lender so designated in the Commitment Schedule but only to the extent of such Lender's Commitment as of the date hereof, PROVIDED, HOWEVER, that a Lender may be a Dollar-Only Lender with respect to an amount greater than that set forth in the Commitment Schedule with the consent of the Company (not to be unreasonably withheld) and (ii) unless otherwise specified in the applicable assignment, each assignee of a Dollar-Only Lender (but only with respect to the portion so assigned); PROVIDED that if the inclusion of an Alternative Currency other than Euros, British Sterling and Japanese Yen is approved by the Required Lenders but not by all Lenders, then any Lender not approving the inclusion of such currency as an Alternative Currency (and, consistent with clause (ii) above, its assigns) shall be a Dollar-Only Lender with respect to such Alternative Currency.

     "DOLLARS" and the sign "$" mean the lawful currency of the United States of America.

     "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit "G" hereto.

     "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit "H" hereto.

     "ELIGIBLE SUBSIDIARY" means any Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agents and as to which an Election to Terminate shall not have been delivered to the Agents. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Subsidiary and the Company. The delivery of an Election to Terminate with respect to an Eligible Subsidiary shall not affect any obligation of such Eligible Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

     "EQUITY INTEREST" means, in the case of a corporation, stock of any class, in the case of a limited liability company, membership interests of any kind and in the case of a partnership or a limited partnership, a General Partnership Interest or Limited Partnership Interest, but excluding preferred stock which constitutes Debt.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "EURO" means the single legal currency of the European Union.

     "EUROCURRENCY AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.03.

     "EUROCURRENCY BASE RATE" means, with respect to a Eurocurrency Committed Advance, a Eurocurrency Committed Loan, a Eurocurrency Bid Rate Advance or a Eurocurrency Bid Rate Loan for the relevant Eurocurrency Interest Period, the rate appearing on the Screen at approximately 10:00 a.m., New York time, on the Rate Fixing Date as the rate for deposits in Dollars or the relevant Alternative Currency with a maturity comparable to such Eurocurrency Interest Period. If no rate appears on the Screen for the necessary currency and period, then the "Eurocurrency Base Rate" for such Eurocurrency Interest Period shall be the rate at which deposits of that amount and currency with a maturity comparable to such Eurocurrency Interest Period are offered by the Administrative Agent in immediately available funds in the New York interbank market at approximately 10:00 a.m., New York time, on the Rate Fixing Date.

     "EUROCURRENCY BID RATE" means, with respect to a Loan made by a given Lender for the relevant Eurocurrency Interest Period, the sum of (i) the Eurocurrency Base Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower pursuant to Section 2.03(d)(i).

     "EUROCURRENCY BID RATE ADVANCE" means a Competitive Bid Advance which bears interest at a Eurocurrency Bid Rate.

     "EUROCURRENCY BID RATE LOAN" means a Competitive Bid Loan which bears interest at a Eurocurrency Bid Rate.

     "EUROCURRENCY COMMITTED ADVANCE" means an Advance which bears interest at a Eurocurrency Rate requested by the Borrower pursuant to Section 2.02.

     "EUROCURRENCY COMMITTED LOAN" means a Loan which bears interest at a Eurocurrency Rate requested by the Borrower pursuant to Section 2.02.

     "EUROCURRENCY INTEREST PERIOD" means, with respect to a Eurocurrency Committed Advance, a Eurocurrency Committed Loan, a Eurocurrency Bid Rate Advance or a Eurocurrency Bid Rate Loan, a period of fourteen days or one, two, three, six or nine months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Eurocurrency Interest Periods of one, two, three, six or nine months shall end on the day which corresponds numerically to such date of commencement one, two, three, six or nine months thereafter, PROVIDED, HOWEVER, that any such period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such period) shall end on the last Business Day of a calendar month. Eurocurrency Interest Periods of fourteen days shall end, subject to the last sentence of this definition, on the fourteenth day after commencement. Eurocurrency Interest Periods of fourteen days or nine months for any Eurocurrency Committed Advance or Eurocurrency Committed Loan shall require the unanimous approval of the Lenders. If a Eurocurrency Interest Period would otherwise end on a day which is not a Business Day, such Eurocurrency Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if such next succeeding Business Day falls in a new month, such Eurocurrency Interest Period shall end on the immediately preceding Business Day.

     "EUROCURRENCY LOAN" means a Eurocurrency Committed Loan or a Eurocurrency Bid Rate Loan, as applicable.

     "EUROCURRENCY RATE" means, with respect to a Eurocurrency Committed Advance or a Eurocurrency Committed Loan for the relevant Eurocurrency Interest Period, the sum of (a) the Eurocurrency Base Rate applicable to such Eurocurrency Interest Period plus (b) the Applicable Eurocurrency Margin.

     "EXISTING AGREEMENT" means the Company's existing $490,000,000 Three-Year Credit Agreement, dated as of December 12, 2001, among The ServiceMaster Company, the lenders party thereto, Bank One, N.A., as Administrative Agent, and First Union National Bank and SunTrust Bank, as Documentation Agents, as amended.

     "EXISTING LC ISSUERS" means Bank One, N.A. and Wachovia Bank, N.A.

     "EXISTING LETTERS OF CREDIT" means the letters of credit issued by the Existing LC Issuers before the date hereof and listed on Schedule 1.01 attached hereto.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Atlanta time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "FINANCIAL OFFICERS" means the Chief Financial Officer or Treasurer of the Company.

     "FITCH" means Fitch, Inc.

     "FIXED RATE" means the Eurocurrency Rate, the Eurocurrency Bid Rate or the Absolute Rate.

     "FIXED RATE ADVANCE" means an Advance which bears interest at a Fixed Rate.

     "FIXED RATE LOAN" means a Loan which bears interest at a Fixed Rate.

     "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING  RATE LOAN"  means a Loan which bears  interest  at the  Floating
Rate.

     "FORM 10-K" and "FORM 10-Q" are defined in Section 5.03.

     "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

     "GENERAL PARTNERSHIP INTEREST" means the interest of a general partner in a general partnership and the interest of a general partner in a limited partnership.

     "GUARANTIES" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Debt or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt, (y) to maintain income, working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of the Debt, or (iv) otherwise to assure the owner of the Debt of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt shall be deemed to be Debt equal to the principal amount of such Debt which has been guaranteed.

     "INTEREST COVERAGE RATIO" means, as at the last day of any fiscal quarter, the ratio of Consolidated EBITDA for the period of four fiscal quarters then ended to Consolidated Interest Expense for such four-quarter period.

     "INTEREST PERIOD" means a Eurocurrency Interest Period or an Absolute Rate Interest Period.

     "ISSUING BANK" means any Lender which has issued an Existing Letter of Credit and any Lender which shall have been appointed an Issuing Bank for purposes of this Agreement by the Company and which shall have accepted such appointment in a signed writing. A copy of each such appointment and acceptance shall be promptly furnished to the Administrative Agent.

     "ISSUING BANK LIMIT" means, with respect to any Issuing Bank, such amount, if any, less than the Letter of Credit Commitment, which such Issuing Bank and the Company shall have agreed as the limit on the aggregate Dollar Amount and/or amounts of particular currencies of Letter of Credit Liabilities at any time in respect of Letters of Credit issued by such Issuing Bank hereunder.

     "JAPANESE YEN" means the lawful currency of Japan.

     "LC CUT-OFF DATE" means the fifth Business Day preceding the Termination Date.

     "LENDERS" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns including the Issuing Bank in such capacity.

     "LENDING INSTALLATION" means any office, branch, subsidiary or affiliate of any Lender or the Administrative Agent.

     "LC FEE RATE" means a rate per annum for letter of credit fees which rate shall be equal to the Applicable Eurocurrency Margin.

     "LETTER OF CREDIT" means any Existing Letter of Credit or Additional Letter of Credit.

     "LETTER OF CREDIT COMMITMENT" means the lesser of (x) $250,000,000 and (y) the Aggregate Commitment.

     "LETTER OF CREDIT LIABILITIES" means, for any Lender and at any time, such Lender's ratable participation in the sum of (x) the aggregate amount then owing by the Borrowers in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien (i) any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any capital lease or (ii) any account receivable transferred by it with recourse for collectibility (including any such transfer subject to a holdback or similar arrangement which effectively imposes the risk of collectibility upon the transferor).

     "LIMITED PARTNERSHIP INTEREST" means the interest of a limited partner in a limited partnership.

     "LOAN" means, with respect to a Lender, such Lender's portion, if any, of any Advance.

     "LOAN DOCUMENTS" means this Agreement, the Notes and each Election to Participate and Election to Terminate.

     "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents or (iii) any material impairment of the rights and remedies of the Agents and the Lenders against the Obligors under the Loan Documents.

     "MATERIAL COMMITMENT" means a legally binding commitment by one or more banks or other financial institutions to extend credit to the Company and/or its Subsidiaries in an aggregate amount of $25,000,000 or more pursuant to a written agreement (other than the Loan Documents) signed by the Company or a Subsidiary, provided, however, that neither any Receivables Financing Transaction nor a financing commitment entered into to finance an acquisition or other transaction shall constitute a "Material Commitment" for purposes of this Agreement or any Loan Document.

     "MATERIAL SUBSIDIARY" means (i) any Eligible Subsidiary and (ii) any other Subsidiary which has consolidated assets or consolidated annual revenues of more than $20,000,000.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NOTE" means a promissory note in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Servicing Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

     "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.07(c).

     "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of the Obligors to any Lender or Agent arising under the Loan Documents.

     "OBLIGOR" means the Company or any Eligible Subsidiary, and "OBLIGORS" means all of them.

     "PARTNERSHIP INTEREST" means Limited Partnership Interests and General Partnership Interests.

     "PAYMENT DATE" means the fifteenth day of each March, June, September, and December.

     "PERSON" means any corporation,  limited liability company, natural person,
firm,   joint  venture,   partnership,   trust,   unincorporated   organization,
enterprise, government or any department or agency of any government.

     "PLANS" is defined in Section 5.10.

     "PRICING LEVEL" is defined in the Pricing Schedule.

     "PRICING SCHEDULE" means the Schedule hereto entitled "Pricing Schedule".

     "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by SunTrust Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "QUARTERLY REPORT" is defined in Section 5.03.

     "RATE FIXING DATE" means the date two Business Days before the first day of the relevant Eurocurrency Interest Period.

     "RECEIVABLES FINANCING TRANSACTION" means any sale or other transfer for value of any "account" or "payment intangible" (as such terms are defined in Article 9 of the Uniform Commercial Code ("UCC")), other than any such transaction which is excluded from the scope of Article 9 of the UCC pursuant to UCC Section 9-109(d).

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATIONS U AND X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

     "REPLACEMENT LENDER" is defined in Section 3.07.

     "REQUIRED LENDERS" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the sum of the aggregate (x) unpaid Dollar Amount of the outstanding Advances plus (y) the aggregate Dollar Amount of all Letter of Credit Liabilities plus (z) the Dollar Amount of the Aggregate Swingline Exposure.

     "RESERVE REQUIREMENT" means, with respect to a Eurocurrency Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.

     "RESTRICTED PAYMENTS" means, without duplication:

     (a) the declaration or payment by the Company of any dividends or distributions, either in cash or property, on any Equity Interest of the Company (except dividends or other distributions to the extent payable solely in capital stock of the Company);

     (b) the purchase, acquisition, redemption or retirement by the Company directly or indirectly, or through any Subsidiary, of any Equity Interest of the Company or any warrants, rights or options to purchase or acquire any Equity Interest of the Company; and

     (c) to the extent not included in clause (a) or (b) above, any other payment or distribution by the Company, either directly or indirectly or through any Subsidiary, in respect of any Equity Interest of the Company.

     "SCREEN" means (i) with respect to Advances or Loans denominated in Dollars, Telerate Page 3750 and (ii) with respect to Advances or Loans denominated in Alternative Currency, the Telerate page selected by the
Administrative Agent that displays rates for inter-bank deposits in the appropriate Alternative Currency. If these pages are replaced by others which display rates for inter-bank deposits offered by leading banks in London, then the Administrative Agent may nominate such replacement pages as an alternative source of screen rates.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SECURITY" shall have the same meaning as in Section (2)(1) of the Securities Act of 1933, as amended.

     "SERVICING AGENT" means JPMorgan Chase Bank in its capacity as Syndication Agent.

     "S&P" means Standard & Poor's Ratings Group.

     "STOP ISSUANCE NOTICE" is defined in Section 2.07(h).

     The term "SUBSIDIARY" means, as to any particular parent business entity, any business entity of which such parent business entity and/or one or more business entities which are themselves subsidiaries of such parent business entity, (i) in the case of any corporation, own more than 50% of the Voting Stock, (ii) in the case of a limited liability company, own more than 50% of the membership interests or (iii) in the case of any partnership, own a Controlling General Partnership Interest and, if any such partnership is a limited partnership, own more than 50% of the Limited Partnership Interest.

     The term "SUBSIDIARY" means a subsidiary of the Company.

     "SWINGLINE EXPOSURE" means, for any Lender and at any time, a Dollar Amount equal to such Lender's Commitment Percentage of the aggregate outstanding principal amount of Swingline Loans at such time (including any such Swingline Loans in which participations shall have been purchased pursuant to Section 2.08(i) but excluding any such Swingline Loans refunded with other Loans hereunder, whether pursuant to Section 2.08(h) or otherwise).

     "SWINGLINE LENDER" means SunTrust Bank.

     "SWINGLINE LOAN" means a loan made or to be made pursuant to Section 2.08.

     "SWINGLINE TERMINATION DATE" means the tenth Business Day prior to the Termination Date.

     "SYNDICATION AGENTS" means JPMorgan Chase Bank and Bank of America, N.A., in their respective capacities as the syndication agents in respect of this Agreement.

     "SYNTHETIC LEASE" means a lease as to which (i) the obligations of the lessee are not capitalized in accordance with GAAP but (ii) the lessee is treated as owner of the leased property for purposes of the Code. The amount of any Synthetic Lease shall be determined for purposes of this Agreement by capitalizing the rentals payable thereunder as if such lease were a capital lease under GAAP.

     "TERMINATION DATE" means May 19, 2009, unless the Commitments are earlier terminated pursuant to the terms hereof.

     "TRANSFEREE" is defined in Section 12.04.

     "TYPE" means, with respect to any Loan or Advance, its nature as a Floating Rate Advance or Loan, Eurocurrency Committed Advance or Loan in a particular currency, Eurocurrency Bid Rate Advance or Loan in a particular currency or Absolute Rate Advance or Loan.

     "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "VOTING EQUITY INTEREST" means Voting Stock and General Partnership Interests.

     "VOTING STOCK" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     Section 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; PROVIDED that any Receivables Financing Transaction shall, for purposes of this Agreement, be accounted for as if the Company and its Consolidated Subsidiaries retained ownership of the transferred assets and incurred Debt equal to the principal component of collections on the transferred assets to which the transferees are entitled, irrespective of the treatment of this transaction under GAAP; and PROVIDED FURTHER that, if the Company notifies the Servicing Agent that the Company wishes to amend any covenant in Article 6 to eliminate the fact of any change in GAAP on the operation of such covenant (or if the Servicing Agent notifies the Company that the Required Lenders wish to amend Article 6 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

     Section 1.03. RULES OF CONSTRUCTION. Any reference contained in any of the Loan Documents to "KNOWLEDGE" or "AWARENESS" of the Company or any Eligible Subsidiary shall be deemed limited to the "KNOWLEDGE" or "AWARENESS" of one or more Financial Officers.

     Section 1.04. ROUNDING. All determinations of rates per annum under this Agreement shall be rounded to the nearest 1/100th of 1% (with 0.0050% being rounded upward to 0.01%).

                                   ARTICLE 2
                                  THE FACILITY

     Section 2.01. THE FACILITY. (a) DESCRIPTION OF FACILITY. The Lenders grant to the Borrowers a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

          (i) each Lender severally agrees to make Committed Loans in Dollars or (in the case of Eurocurrency Committed Loans) in Alternative Currencies to the Borrowers in accordance with Section 2.02;

          (ii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans in Dollars or (in the case of Eurocurrency Bid Rate Loans) in Alternative Currencies to the Borrowers in accordance with
     Section 2.03;

          (iii) each Issuing Bank shall, on the terms and conditions set forth in Section 2.07, issue Letters of Credit for the account of the Borrowers, and each Lender shall participate therein ratably in the proportion which its Commitment bears to the Aggregate Commitment;

          (iv) in no event may the sum of (x) the aggregate Dollar Amount of all outstanding Advances to all Borrowers (including the Committed Advances, the Competitive Bid Advances and the Swingline Loans) plus (y) the aggregate Dollar Amount of all Letter of Credit Liabilities exceed the Aggregate Commitment; and

          (v) in no event may the sum of (x) the aggregate Dollar Amount of all outstanding Advances to Borrowers (including both the Committed Advances and the Competitive Bid Advances) denominated in Alternative Currencies plus (y) the aggregate Dollar Amount of Letter of Credit Liabilities denominated in Alternative Currencies exceed $100,000,000.

          (B) AVAILABILITY OF FACILITY; REQUIRED PAYMENTS. Subject to the terms and conditions set forth in this Agreement, the facility is available from the date of this Agreement to the Termination Date, and the Borrowers may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments hereunder shall expire on the Termination Date and all outstanding Advances and all other unpaid Obligations shall be paid in full on the Termination Date.

     Section 2.02. COMMITTED ADVANCES. (a) COMMITTED ADVANCES. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Committed Loans to the Borrowers from time to time in Dollar Amounts not to exceed in the aggregate at any one time outstanding to all Borrowers the amount of such Lender's Commitment less the aggregate Dollar Amount, at such

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time, of such Lender's Letter of Credit Liabilities and Swingline Exposure. Each
Committed Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Committed Advances shall be evidenced by the Notes and shall be repaid as provided by the terms of Section 2.01(b).

     (B) TYPES OF COMMITTED ADVANCES. The Committed Advances may be Floating Rate Advances or Eurocurrency Committed Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.02(c) and 2.02(d).

     (C) METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW COMMITTED ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Committed Advance from time to time. The Borrower shall give the Administrative Agent notice (a "COMMITTED BORROWING NOTICE") not later than 11:00 a.m. (Atlanta time) on the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurocurrency Committed Advance denominated in Dollars and five Business Days before the Borrowing Date for each Eurocurrency Committed Advance denominated in an Alternative Currency. A Committed Borrowing Notice shall specify:

          (i) the Borrowing Date, which shall be a Business Day, of such Committed Advance;

          (ii) the aggregate principal amount of such Committed Advance;

          (iii) the Type of Committed Advance selected (including, in the case of a Eurocurrency Committed Advance, the currency in which such Advance is to be denominated); and

          (iv) in the case of each Eurocurrency Committed Advance, the Interest Period applicable thereto (which may not end after the Termination Date).

     Subject  to  Section  3.03,  each  Committed   Borrowing  Notice  shall  be
irrevocable.

     (D) CONVERSION AND CONTINUATION OF OUTSTANDING COMMITTED ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either prepaid in accordance with Section 2.05(c) or converted into Eurocurrency Committed Advances denominated in Dollars. Unless sooner prepaid in accordance with Section 2.05(c) or converted in accordance with this Section, each Eurocurrency Committed Advance shall continue as a Eurocurrency Committed Advance until the end of the then applicable Interest Period therefor, at which time (x) if such Eurocurrency Committed Advance is denominated in Dollars such Eurocurrency Committed Advance shall be automatically converted into a Floating Rate Advance unless the

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Borrower shall have given the Administrative Agent a timely notice of prepayment thereof pursuant to Section 2.05(c) or a timely Conversion / Continuation Notice requesting that, at the end of such Interest Period, such Eurocurrency Committed Advance either continue as a Eurocurrency Committed Advance for the same or another Interest Period or be converted into a Floating Rate Advance and (y) subject to Section 2.05(m)(ii), if such Eurocurrency Committed Advance is denominated in an Alternative Currency, such Eurocurrency Committed Advance shall be automatically continued as a Eurocurrency Committed Advance in the same Alternative Currency for an additional Interest Period of one month, unless the Borrower shall have given the Administrative Agent a timely notice of prepayment thereof pursuant to Section 2.05(c) or a timely Continuation Notice requesting that at the end of such Interest Period such Eurocurrency Committed Advance continue as a Eurocurrency Committed Advance for another Interest Period. If the Administrative Agent does not receive such timely notice of prepayment or Continuation Notice, it shall notify the Lenders to such effect on the date such notice is due. Subject to the terms of Section 2.05(b), the Borrower may elect from time to time to convert all or any part of a Committed Advance of any Type denominated in Dollars into the other Type of Committed Advances denominated in Dollars; PROVIDED that any conversion of any Eurocurrency Committed Advance on any day other than the last day of the Interest Period applicable thereto shall be subject to Section 3.04. The Borrower shall give the Administrative Agent notice (a "CONVERSION / CONTINUATION NOTICE") of each conversion of a Committed Advance or continuation of a Eurocurrency Committed Advance not later than 11:00 a.m. (Atlanta time) three Business Days, in the case of a conversion into or continuation of a Committed Advance denominated in Dollars or five Business Days, in the case of a continuation of a Eurocurrency Committed Advance denominated in an Alternative Currency, prior to the date of, the requested conversion or continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation;

          (ii) the aggregate amount and Type of the Committed Advance which is to be converted or continued; and

          (iii) the amount and Type(s) of Committed Advance(s) into which such Committed Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Committed Advance, the duration of the Interest Period applicable thereto (which may not end after the Termination Date).

     Subject to Section 3.03, each Conversion/Continuation Notice shall be irrevocable. Changes in the currency in which an Advance is denominated may not be effected by a conversion pursuant to this Section 2.02(d).

     Section 2.03. COMPETITIVE BID ADVANCES.


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     (a)  COMPETITIVE  BID OPTION;  REPAYMENT OF  COMPETITIVE  BID ADVANCES.  In
addition to Committed Advances pursuant to Section 2.02, but subject to the terms and conditions set forth in this Agreement (including, without limitation, the limitation set forth in Section 2.01(a)(iv) as to the maximum aggregate Dollar Amount of all outstanding Advances and Letter of Credit Liabilities hereunder and the limitation set forth in Section 4.03(c) as to the minimum credit standing for Competitive Bid Advances), any Borrower may, as set forth in this Section 2.03, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to such Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.03. Competitive Bid Advances shall be evidenced by the Notes. Each Competitive Bid Advance shall be repaid in full by the Borrower on the last day of the Interest Period applicable thereto.

     (b) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.03, it shall transmit to each Lender by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (i) 11:00 a.m. (Atlanta time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurocurrency Auction denominated in Dollars, (ii) 11:00 a.m. (Atlanta time) at least seven Business Days prior to the Borrowing Date, in the case of a Eurocurrency Auction denominated in an Alternative Currency or (iii) 11:00 a.m. (Atlanta time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

          (A) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

          (B) the aggregate principal amount of such Competitive Bid Advance;

          (C) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both;

          (D) in the case of a Eurocurrency Auction, the currency in which the Loans are to be denominated; and

          (E) the Interest Period applicable thereto (which may not end after the Termination Date).

     The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurocurrency Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 3 Business Days of any other Competitive

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Bid Quote Request.  Each  Competitive  Bid Quote Request shall be in an Approved
Multiple.

     (C) SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES. Each Lender may, in its sole discretion, submit to the Borrower a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.03(c) and must be submitted to the Borrower by telecopy at its address specified in or pursuant to Article 13 not later than
(a) 1:00 p.m. (Atlanta time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction denominated in Dollars,
(b) 1:00 p.m. (Atlanta time) at least five Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction denominated in an Alternative Currency or (c) 9:00 a.m. (Atlanta time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction. Subject to Articles 4 and 8, any Competitive Bid Quote so made shall be irrevocable.

          (ii) Each Competitive Bid Quote shall in any case specify:

               (A) the proposed Borrowing Date, which shall be the same as that set forth in the applicable invitation for Competitive Bid Quotes;

               (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be an Approved Multiple and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

               (C) in the case of a Eurocurrency Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

               (D) the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Lender which may be accepted by the Borrower;

               (E) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

               (F) the applicable Interest Period; and

               (G) the identity of the quoting Lender.

          (iii) The Borrower shall reject any Competitive Bid Quote that:


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               (A) is not  substantially  in the form of  Exhibit  "D" hereto or
          does  not  specify  all  of  the   information   required  by  Section
          2.03(c)(ii);

               (B) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "D" hereto;

               (C) proposes terms other than or in addition to those set forth in the applicable invitation for Competitive Bid Quotes; or

               (D) arrives after the time set forth in Section 2.03(c)(i).

     If any  Competitive  Bid Quote shall be rejected  pursuant to this  Section
2.03(c)(iii), then the Borrower shall notify the relevant Lender of such rejection as soon as practical.

     (d) ACCEPTANCE AND NOTICE BY THE BORROWER. Not later than 2:00 p.m. (Atlanta time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction denominated in Dollars, (ii) 2:00 p.m. (Atlanta time) at least five Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction denominated in an Alternative Currency or (iii) 11:00 a.m. (Atlanta time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify each Lender of its acceptance or rejection of the offers so submitted to it pursuant to Section 2.03(c); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to any Lender shall be deemed to be a rejection by the Borrower of all such offers made by such Lender. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.03(c)(iii)(D)); PROVIDED that:

               (A) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

               (B) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; and

               (C) the Borrower may not accept any offer of the type described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.


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


     (e) ALLOCATION BY THE BORROWER. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000 (or the equivalent in an Alternative Currency), as the Borrower may deem appropriate) in proportion to the aggregate principal amount of such offers. Allocations by the Borrower of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Borrower shall promptly, but in any event on the same Business Day in the case of Eurocurrency Bid Rate Advances, and by 11:00 a.m. (Atlanta time) in the case of Absolute Rate Advances, notify each Lender that submitted a Competitive Bid Quote of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

     (f) NOTICE BY THE BORROWER TO THE ADMINISTRATIVE AGENT. Promptly, but in any event on the same Business Day that the Borrower issues any Competitive Bid Borrowing Notice, the Borrower shall give the Administrative Agent notice of the amount, maturity, applicable interest rate and Lender for each Competitive Bid Loan accepted by the Borrower pursuant to such Competitive Bid Borrowing Notice.

     Section 2.04 . FACILITY FEES. The Company hereby agrees to pay to the Administrative Agent for the account of each Lender, ratably in the proportion that such Lender's Commitment bears to the Aggregate Commitment, a per annum facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount of the Aggregate Commitment, payable quarterly in arrears on each Payment Date and on the Termination Date. All accrued facility fees hereunder shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     Section 2.05. GENERAL FACILITY TERMS.

     (a) METHOD OF BORROWING. Not later than (i) 12:00 noon (Atlanta time) on each Borrowing Date for each Advance denominated in Dollars and (ii) the funding deadline designated by the Administrative Agent in the case of any Advance denominated in an Alternative Currency (which shall be no earlier than 10:00 a.m. local time in the place of payment and no later than 12:00 noon (Atlanta time)), each Lender shall make available its Loan or Loans, if any, in immediately available funds, to the Administrative Agent at its address specified pursuant to Article 13 or at such other location as the Administrative Agent shall direct. The Administrative Agent shall promptly deposit the funds so received from the Lenders in the Borrower's account at the Administrative Agent's main office in Chicago or as otherwise directed by the Borrower. Notwithstanding the foregoing provisions of this Section 2.05(a), to the extent that a Loan made to a

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Borrower by a Lender  matures on the Borrowing  Date of a requested Loan to such
Borrower in the same currency, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

     (b) MINIMUM AMOUNT OF EACH COMMITTED  ADVANCE.  Except as  contemplated  by
Section 2.07(d), each Committed Advance shall be in an Approved Multiple; PROVIDED, HOWEVER, that any Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.

     (C) OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay all of its outstanding Committed Advances, or, in an Approved Multiple, any portion of the outstanding Committed Advances upon (i) in the case of any Floating Rate Advance, notice to the Administrative Agent not later than 11:00 a.m. (Atlanta time) on the date of prepayment, (ii) in the case of any Eurocurrency Committed Advance denominated in Dollars, three Business Days' prior notice to the Administrative Agent and (iii) in the case of any Eurocurrency Committed Advance denominated in an Alternative Currency, five Business Days' prior notice to the Administrative Agent. Any such notice of prepayment shall be irrevocable. All such payments shall be made in immediately available funds to the Administrative Agent at the Administrative Agent's address specified in Article 13 or at any other location specified by the Administrative Agent in accordance with Section 2.05(g) not later than (i) noon (Atlanta time) on the date of payment for each Advance denominated in Dollars and (ii) the funding deadline designated by the Administrative Agent in the case of any Advance denominated in an Alternative Currency (which shall be no earlier than 11:00 a.m. local time in the place of payment and no later than 12:00 noon (Atlanta time)). Subject to Section 2.05(m)(i), a Competitive Bid Advance may not be prepaid prior to the last day of its applicable Interest Period without the prior consent of the Lender which originally made such Loan, which consent may be given or withheld at the Lender's sole and absolute discretion, provided that no Competitive Bid Advance may be prepaid if there exists a Default. Any prepayment of a Fixed Rate Advance prior to the end of its applicable Interest Period shall be subject to the indemnity provisions of Section 3.04.

     (d) INTEREST PERIODS. Subject to the provisions of Section 2.05(e), each Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the earlier of (i) the last day of such Interest Period or (ii) the date of any earlier prepayment as permitted by Section 2.05(c), at the interest rate determined as applicable to such Advance, payable in the currency of such Advance.

     (e) RATE AFTER MATURITY. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to (i) in the case of an Advance denominated in Dollars, the Alternate Base Rate plus 2% per annum, payable upon demand and (ii) in the case of an Advance denominated in an Alternative Currency, the sum of 2% plus the Applicable Eurocurrency Margin for

                                       25
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Eurocurrency  Committed  Advances  for such day plus the  quotient  obtained  by dividing (x) the average of the respective rates per annum at which one day (or, if such amount due remains unpaid more than five Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in such Alternative Currency in an amount approximately equal to such overdue payment are offered by the Administrative Agent in the New York interbank market for the applicable period determined as provided above by
(y) 1.00 minus the Reserve Requirement. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period (or until paid if paid prior to the end of such Interest Period), at the higher of the rate otherwise applicable to such Fixed Rate Advance for such Interest Period plus 2% per annum or the applicable rate specified in the preceding sentence.

     (f) INTEREST PAYMENT DATES; INTEREST BASIS. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Fixed Rate Advance is prepaid or converted, and at the maturity of such Advance. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, on any date on which such Floating Rate Advance is prepaid, and at the maturity of such Advance. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Loans, facility fees and letter of credit fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year or, in the case that the interest calculated relates to British Sterling, a 365-day year. Interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-day year, or, when applicable, 366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to the deadline specified pursuant to Section 2.05(g). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     (g) METHOD OF PAYMENT. Subject to the last sentence of Section 2.05(a) and to Section 2.07(d), all payments of principal, interest, and fees hereunder shall be made by (i) noon (local time) for each payment in Dollars and (ii) the funding deadline designated by the Administrative Agent for each payment in an Alternative Currency (which shall be no earlier than 11:00 a.m. local time in the place of payment and no later than 12:00 noon (Atlanta time)), on the date when due in immediately available funds to the Administrative Agent, without setoff, counterclaim or other deduction, at the Administrative Agent's address specified pursuant to Article 13, or at any other location specified in writing by the Administrative Agent to the Borrower and shall be distributed by the Administrative Agent ratably among all Lenders in the case of fees and payments

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in respect of Committed  Advances and ratably  among the  applicable  Lenders in
respect  of   Competitive   Bid   Advances.   Each  payment   delivered  to  the
Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article 13 or at any location specified in a notice received by the Administrative Agent from such Lender. All payments of the principal of and interest on any Loan shall be made in the currency in which such Loan is denominated.

     (h) NOTES. Each Lender is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans evidenced by such Note; PROVIDED, HOWEVER, that any failure to so record shall not affect the Obligors' obligations under any Loan Document.

     (i) NOTIFICATION OF ADVANCES, INTEREST RATES AND PREPAYMENTS. The Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Committed Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder promptly and in any event before the close of business on the same Business Day of receipt thereof (or, in the case of borrowing notices with respect to Floating Rate Advances and Absolute Rate Advances, within one hour of receipt thereof). The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     (j) NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such scheduled payment, the Administrative Agent may assume that such scheduled payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such scheduled payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such scheduled payment to the Administrative Agent, the recipient of such scheduled payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(A) in the case of scheduled payment by a Lender, (x) if such payment is in Dollars, the Federal Funds Effective Rate for such day or (y) if such payment is in an Alternative Currency, the rate per annum at which one-day deposits in the relevant currency are offered by the Administrative Agent in the New York interbank market for such day or (B) in the case of scheduled payment by the Borrower, the interest rate applicable to the relevant Loan.

     (k) CANCELLATION. The Company may at any time after the date hereof cancel the Aggregate Commitment, in whole, or in a minimum aggregate amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof) ratably among the Lenders upon written notice to the Administrative Agent not later than 11:00 a.m. (Atlanta time) on the effective date of cancellation specified therein, which notice shall specify the amount of such reduction;
PROVIDED, HOWEVER, no such notice of cancellation shall be effective to the extent that it would reduce the Aggregate Commitment to an amount which would be less than (x) the sum of the aggregate Dollar Amount of all outstanding Advances to all Borrowers (including the Committed Advances, the Competitive Bid Advances and the Swingline Loans) at the time such cancellation is to take effect plus
(y) the aggregate Dollar Amount of all Letter of Credit Liabilities at such time. Any notice of cancellation given pursuant to this Section 2.05(k) shall be irrevocable and shall specify the date upon which such cancellation is to take effect.

     (l) LENDING INSTALLATIONS. Subject to Section 12.06, each Lender may, by written (including telex or telecopy) notice to the Administrative Agent and the Company, book its Loans and Letter of Credit Liabilities at any Lending Installation selected by such Lender and may from time to time change its Lending Installation and for whose account Loan and Letter of Credit payments are to be made. Each Lender will notify the Administrative Agent and the Company on or prior to the date of this Agreement of the Lending Installation which it intends to utilize for each type of Loan and Letter of Credit hereunder.

     (m) CURRENCY EQUIVALENTS.

          (i) The Administrative Agent shall determine the Dollar Amount of each Advance denominated in an Alternative Currency as of the first day of each Interest Period applicable thereto, and in the case of any such Interest Period of more than three months, at three month intervals after the first day thereof. The Administrative Agent shall determine the Dollar Amount of any Letter of Credit Liabilities denominated in an Alternative Currency on the date of issuance of the related Letter of Credit and on the last day of March, June, September and December on which any Letter of Credit is outstanding. The Administrative Agent shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the spot rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Alternative Currency with Dollars in the interbank market in New York at 10:00 a.m. (New York time) two Business Days prior to the date as of which such Dollar Amount is to be determined. If after giving effect to any such determination of a Dollar Amount, the sum of the aggregate Dollar Amount of
     all  outstanding   Advances  to  all  Borrowers  (including  the

     Committed Advances, the Competitive Bid Advances and the Swingline Loans) plus the aggregate Dollar Amount of all Letter of Credit Liabilities exceeds the Aggregate Commitment, the Borrowers shall within five Business Days prepay outstanding Advances (as selected by the Company) to the extent necessary to eliminate such excess; PROVIDED that such prepayment shall be
     (x) applied to outstanding Committed Advances to the extent necessary to prepay such Advances in full before prepayment of any Competitive Bid Advances pursuant to this Section 2.05(m)(i), and (y) subject to Section 3.04.

          (ii) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Obligor hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's office at 10:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given. The obligations of each Obligor in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Obligor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (A) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (B) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Article 11, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Company for the account of the Obligors.

(n)      TAXES.

          (i) Any and all payments by a Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto EXCLUDING, (A) in the case of each Lender and Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction under the laws of which such Lender or Agent is organized or any political subdivision thereof and taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Installation or any political subdivision thereof and (B) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent not attributable to a change in law, regulation, treaty or interpretation after the time such Lender first becomes a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities arising out of or related to this Agreement being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05(n)) such Lender or Agent (as the case may
     be) receives an amount equal to the sum it would have received had no deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and provide such Lender or Agent (as the case may be) with a receipt or other evidence of such payment.

          (ii) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, enforcement or registration of, or otherwise with respect to, the Loan Documents or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

          (iii) Each Borrower will indemnify each Lender and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
     Section 2.05(n)) paid by such Lender or Agent and any liability including penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other governmental entity. This indemnification shall be made to the Administrative Agent for the account of such Lender or Agent (as the case may be) within 30 days from the date such Lender or Agent makes written demand therefor (with a copy of such demand to the Administrative Agent in the case of a demand by a Lender or another Agent). If a Lender or Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to this Section 2.05(n), it shall promptly notify such Borrower of the availability of such refund and, unless such Lender or Agent determines in good faith that it is not in its best interests to do so, shall apply for such refund. If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to this Section 2.05(n), it shall promptly notify such Borrower of such refund and shall promptly repay such refund to such Borrower (to the extent of amounts that have been paid by such Borrower under this Section 2.05(n) with respect to such refund), net of all out-of-pocket expenses of such Lender or Agent in obtaining such refund; PROVIDED that the Borrower, upon the request of such Lender or Agent agrees to return such refund (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

          (iv) Notwithstanding the foregoing, unless, prior to the initial Borrowing Date (in the case of a Lender listed on the signature pages hereto), and prior to the effective date of the Assignment and Acceptance by which it became a Lender (in the case of Lender that became a Lender pursuant to such Assignment and Acceptance), and in each case from time to time thereafter, if requested by the Company or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall have provided the Company and the Administrative Agent with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments of interest to be made to such Lender hereunder or other documents satisfactory to the Company which, in each case, shall indicate that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such taxes at a rate reduced to zero by an applicable tax treaty, neither the Company nor any other Borrower shall have any obligation under the last sentence of Section 2.05(n)(i) to make any payments to or for the benefit of such Lender in respect of Taxes imposed by the United States of America unless such Lender is unable to provide such form as a result of a change in law or treaty after the time such Lender becomes a party to this Agreement.

     (o) REGULATION D COMPENSATION. For so long as any Lender maintains reserves against "EUROCURRENCY LIABILITIES" (or any other category of liabilities which includes deposits by reference to which interest rate on Eurocurrency Committed Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), and as a result the cost to such Lender (or its Lending Installation) of making or maintaining any of its Eurocurrency Committed Loans is increased or any amount received in connection therewith is reduced, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loans, additional interest on the related Eurocurrency Committed Loan of such Lender at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurocurrency Base Rate divided by (B) one MINUS the Reserve Requirement over (ii) the applicable Eurocurrency Base Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurocurrency Committed Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period which commences at least three Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Business Days prior to each date on which interest is payable on the Eurocurrency Committed Loans a certificate setting forth the amount to which such Lender is then entitled under this Section 2.05(o).

     (p) DOLLAR-ONLY LENDERS. The Loan to be made by each Dollar-Only Lender as part of each Alternative Currency Advance shall be a Eurocurrency Committed Loan denominated in Dollars in the same Dollar Amount as the Loan it would have made as part of such Advance but for the provisions of this Section 2.05(p). With the consent of the Company, the Administrative Agent and the Dollar-Only Lenders may, in respect of such Loans, make such adjustments to the provisions of this Agreement relating to administration of Alternative Currency Loans as may be mutually acceptable to them to facilitate the implementation of this Section 2.05(p)subject to the requirement that the aggregate Dollar Amount of Committed Loans made by all Lenders shall at all times be ratable in proportion to their Commitments. In the event of any inconsistency between the provisions of this
Section 2.05(p) and the other provisions of this Agreement, this Section 2.05(p) shall control.

     SECTION 2.06. OPTIONAL INCREASE IN COMMITMENTS. At any time, if no Default or Unmatured Default shall have occurred and be continuing, the Company may, if it so elects, increase the aggregate amount of the Commitments, either by designating one or more banks or other financial institutions not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld, and of each Issuing Bank that (x) has issued a Letter of Credit as to which there are Letter of Credit Liabilities at such time or (y) has a commitment to issue Letters of Credit at such time) or by agreeing with one or more existing Lenders that such Lender's Commitment shall be increased. Upon execution and delivery by the Company and each such Lender or bank or other financial institution of an instrument in form reasonably satisfactory to the Administrative Agent, such existing Lender shall have a Commitment as therein set forth or such bank or other financial institution shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder; PROVIDED:

     (a) that the Company shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Lenders;

     (b) that the amount of such increase is not less than $10,000,000;

     (c) that the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 2.06 since the date of this Agreement, does not exceed $250,000,000; and

     (d) that after giving effect to such increase, no Lender has a Commitment in an amount greater than 20% of the aggregate amount of the Commitments.

     Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.06, (i) the respective Letter of Credit Liabilities and Swingline Exposure of the Lenders shall be redetermined as of the effective date of such increase and (ii) within five Business Days, in the case of each Floating Rate Advance then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of each Eurocurrency Committed Advance then outstanding, the Borrower shall prepay or repay such Advance in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 4, the Borrower shall reborrow Committed Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Lenders in such proportion.

     Section 2.07. LETTERS OF CREDIT. (a) EXISTING LETTERS OF CREDIT. On the date hereof, without further action by any party hereto, each Existing LC Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from each Existing LC Issuer, a participation in each Existing Letter of Credit issued by such Existing LC Issuer, equal to such Lender's proportionate share of the related Letter of Credit Liabilities. Such participations shall be on all the same terms and conditions as participations granted in Additional Letters of Credit under this Section 2.07.

     (b) ADDITIONAL LETTERS OF CREDIT. Subject to the terms and conditions hereof, and in reliance upon the obligation of the other Lenders to participate therein, each Issuing Bank agrees to issue Additional Letters of Credit hereunder from time to time before the tenth day before the Termination Date upon the request of any Borrower; PROVIDED that, immediately after each Additional Letter of Credit is issued, (i) the Letter of Credit Liabilities in respect of Letters of Credit issued by such Issuing Bank shall not exceed its Issuing Bank Limit, (ii) the aggregate Dollar Amount of all Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (iii) the aggregate Dollar Amount at such time of the Letter of Credit Liabilities plus the aggregate Dollar Amount of all outstanding Advances (including the Committed Advances, the Competitive Bid Advances and the Swingline Loans) shall not exceed the Aggregate Commitment. Upon the date of issuance by an Issuing Bank of an Additional Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Additional Letter of Credit and the related Letter of Credit

Liabilities in the proportion their respective Commitments bear to the Aggregate Commitment.

          (c) PROCEDURE FOR ISSUANCE. The Borrower shall give the Issuing Bank notice at least three Business Days prior to the requested issuance of an Additional Letter of Credit specifying the date such Additional Letter of Credit is to be issued, specifying the currency in which such Additional Letter of Credit is to be denominated (which shall be Dollars or an Alternative Currency) and the amount thereof, and describing the other terms of such Additional Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "NOTICE OF ISSUANCE"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Additional Letter of Credit. The issuance by the Issuing Bank of each Additional Letter of Credit shall, in addition to the conditions precedent set forth in Article 4, be subject to the conditions precedent that such Additional Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank (consistent with its customary procedures and policies for the issuance of letters of credit generally) and that the Borrower and (if other than the Borrower) the Company shall have executed and delivered such other instruments and agreements relating to such Additional Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit. If any Letter of Credit contains a provision pursuant to which it is automatically extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination if a Stop Issuance Notice is in effect. No Letter of Credit shall have a term extending or be so extendible beyond the first anniversary of the LC Cut-Off Date.

          (d) REIMBURSEMENT OF DRAWINGS. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank on such payment date (or, if the drawing occurs after 1:00 p.m. (Atlanta time), on the next Business Day) for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day from the date of payment by the Issuing Bank until paid in full by the Obligors at the rate per annum specified in Section 2.05(e) for the relevant currency. In addition, in the event that the Borrower shall fail to reimburse the Issuing Bank on the due date set forth above, each Lender will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period from the date of payment by the Issuing Bank until reimbursement therefor in full by the Obligors, an amount equal to such Lender's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made less than two hours prior to the funding deadline for the relevant currency on such date specified pursuant to Section 2.05(g), from the next succeeding Business
     Day) to the date of payment by such Lender of such amount at the applicable rate per annum specified in Section 2.05(j) for the relevant currency. The Issuing Bank will pay to each Lender ratably all amounts received from the Obligors for application in payment of their reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto. In the case of a drawing under a Letter of Credit denominated in Dollars, the Borrower shall, unless it gives not less than one Business Day's notice to the Administrative Agent to the contrary, be deemed to have timely given a Committed Borrowing Notice for a Floating Rate Advance on the date of such drawing in the exact amount due the Issuing Bank hereunder on such date, and the Administrative Agent shall apply the proceeds of such Advance to make payment thereof.

          (e) OBLIGATIONS ABSOLUTE. The obligations of the Borrower and each Lender under Section 2.07(d) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

               (ii) subject to Section 8.02, any amendment, waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any document related hereto or thereto;

               (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

               (iv) the existence of any claim, set-off, defense or other rights that any Obligor may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; or

               (vii) any other act or omission to act or delay of any kind by any Lender (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (g), constitute a legal or equitable discharge of any Obligor's or Lender's obligations hereunder;

PROVIDED that the provisions of this Section 2.07(e) shall not relieve the Issuing Bank from responsibility for its own gross negligence or wilful misconduct.

     (f) INDEMNITY. The Company hereby indemnifies and holds harmless each Lender (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (irrespective of whether such Lender or the Administrative Agent is a party to any related suit, action or proceeding and including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any Issuing Bank may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting Lender)), and none of the Lenders (including an Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in Section 2.07(e) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; PROVIDED that the Company shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Company shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.07(f) is intended to limit the obligations of any Obligor under any other provision of this Agreement. To the extent the Company does not indemnify an Issuing Bank as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

     (g) LETTER OF CREDIT FEES. The Company shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the LC Fee Rate and (ii) for the account of each Issuing Bank a Letter of Credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum as determined from time to time by the Company and such Issuing Bank. Accrued fees under this Section in respect of each Letter of Credit shall be payable in the currency in which such Letter of Credit is denominated quarterly in arrears on each Payment Date and upon the date of termination of the Commitments in their entirety.

     (h) STOP ISSUANCE NOTICE. If the Required Lenders determine at any time that the conditions set forth in Section 4.03 would not be satisfied at such time, then the Required Lenders may request that the Administrative Agent issue a "STOP ISSUANCE NOTICE", and the Administrative Agent shall issue such notice to the Company and to each Issuing Bank. Such Stop Issuance Notice shall be withdrawn upon a determination by the Required Lenders that the circumstances giving rise thereto no longer exist. No Letter of Credit shall be issued while a Stop Issuance Notice is in effect.

     (i) CASH COLLATERAL. If, at the LC Cut-Off Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize each such Letter of Credit (in an amount equal to the reimbursement obligations which would arise if such Letter of Credit had been fully drawn on the such date). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Issuing Bank of such Letter of Credit, as collateral for the obligations of the Obligors hereunder in respect of such Letter of Credit, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to such Issuing Bank. Each Borrower hereby grants to the Issuing Bank, for the benefit of the Issuing Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. If the Borrower fails to Cash Collateralize a Letter of Credit in accordance with the preceding provisions of this subsection (i), then each Lender shall post its ratable share of such cash collateral on behalf of the Borrower, and the Borrower shall be obligated to repay to each Lender the amount so posted on its behalf together with interest thereon, in the same manner and to the same extent as if there had been an unreimbursed drawing under such Letter of Credit on the LC Cut-Off Date. For purposes of determining the extent of utilization of Commitments, any Letter of Credit Cash Collateralized in accordance with this subsection shall no longer be deemed outstanding. Upon the posting of such cash collateral, either by the Borrower or by the Lenders, each Lender shall be relieved of any further obligation hereunder in respect of such Letter of Credit to the same extent as if such Letter of Credit had been drawn on the LC Cut-Off Date and the related reimbursement obligation funded either by the Borrower or the Lenders, as the case may be. For so long after the LC Cut-Off Date as any such Letter of Credit remains outstanding, the Issuing Bank shall be entitled to all fees in respect thereof payable pursuant to Section 2.07(g), and following termination of the Commitments the LC Fee Rate shall be increased by the Facility Fee Rate which would have been payable had the Commitments remained in effect (all calculated based on the applicable Pricing Level from time to time in effect, assuming Pricing Levels to remain at the levels in effect immediately prior to termination of the Commitments).

     Section 2.08. SWINGLINE LOANS. (a) AGREEMENTS TO LEND. From time to time prior to the Swingline Termination Date, so long as no Stop Issuance Notice is in effect, the Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to make Swingline Loans to the Borrowers pursuant to this subsection in Dollars in amounts such that at any time (i) the sum of (x) the aggregate Dollar Amount of all outstanding Advances to all Borrowers (including the Committed Advances, the Competitive Bid Advances and the Swingline Loans) plus (y) the aggregate Dollar Amount of all Letter of Credit Liabilities does not exceed the Aggregate Commitment; and (ii) the aggregate outstanding principal amount of all Swingline Loans does not exceed $20,000,000. Each
Swingline Loan shall be in a principal amount of $1,000,000 or any larger multiple thereof. No Swingline Loan may be used to refinance an outstanding Swingline Loan. Within the foregoing limits and under the terms of this Section
2.08 the Borrowers may borrow, prepay and reborrow Swingline Loans at any time prior to the Swingline Termination Date.

     (b) SWINGLINE BORROWING PROCEDURE. The Borrower shall give the Administrative Agent and the Swingline Lender notice not later than 2:00 p.m. (Atlanta time) on the date of each Swingline Loan, specifying the amount of such Loan and the date of such borrowing, which shall be a Business Day. Not later than 4:00 p.m. (Atlanta time) on the date of each Swingline Loan, the Swingline Lender shall, unless it determines that any applicable condition specified in
Article 4 has not been satisfied or a Stop Issuance Notice is in effect, make available the amount of such Swingline Loan, in Federal or other funds immediately available in Atlanta, to the Borrower at the Swingline Lender's address specified in or pursuant to Article 13.

     (c) INTEREST. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, payable at maturity, at the Floating Rate (or at such other rate per annum as the Swingline Lender and the Borrower may mutually agree). Such interest shall be payable at the maturity of such Swingline Loan and, with respect to the principal amount of any Swingline Loan prepaid pursuant to subsection (d) or (e) below, upon the date of such prepayment. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Floating Rate and 2%.

     (d) MATURITY; MANDATORY PREPAYMENT. Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, on the earlier of the date falling ten Business Days after such Loan is made and the Swingline Termination Date. In addition, on the date of each borrowing under the revolving credit facility described in Section 2.01, the Administrative Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding.

     (e) OPTIONAL PREPAYMENT. The Borrower may prepay any Swingline Loan in whole at any time, or from time to time in part in a principal amount of $1,000,000 or any larger multiple thereof, by giving notice of such prepayment to the Swingline Lender and the Administrative Agent not later than 2:00 p.m. (Atlanta time) on the date of prepayment.

     (f) FUNDING LOSSES. Prepayment of any Swingline Loan which bears interest at a rate fixed by agreement of the Borrower and the Swingline Lender pursuant to subsection (d) or (e) above shall be subject to the provisions of Section 3.04, and for this purpose such Swingline Loan shall be deemed to be a Fixed Rate Loan having an Interest Period from and including the date such Swingline Loan was made to but not including its maturity date.

     (g) PAYMENTS. All payments to the Swingline Lender under this Section 2.08 shall be made to it at its address specified in or pursuant to Article 13 in Federal or other funds immediately available in Atlanta, not later than 3:00 p.m. (Atlanta time) on the date of payment.

     (h) REFUNDING UNPAID SWINGLINE LOANS. If (w) any Swingline Loan is not paid in full on its maturity date and the Swingline Lender so requests, (x) the Swingline Loans become immediately due and payable pursuant to Article 8, (y) the Commitments terminate at a time any Swingline Loans are outstanding, or (z) requested by the Swingline Lender by written notice given to the administrative agent not later than 10:00 a.m. (Atlanta time) on any Business Day, the Administrative Agent shall, by notice to the Lenders (including the Swingline Lender, in its capacity as a lender), require each Lender to pay to the Administrative Agent for the account of the Swingline Lender an amount equal to such Lender's Commitment Percentage of the aggregate unpaid principal amount of the Swingline Loans described in clause (w), (x), (y) or (z) above, as the case may be. Such notice shall specify the date on which such payments are to be made, which shall be the first Business Day after such notice is given. Not later than 4:00 p.m. (Atlanta time) on the date so specified, each Lender shall pay the amount so notified to it to the Administrative Agent at its address specified in or pursuant to Article 13 in Federal or other funds immediately available in Atlanta. Promptly upon receipt thereof, the Administrative Agent shall remit such amounts to the Swingline Lender. The amount so paid by each Lender shall constitute a Loan to the Borrower at a rate equal to the Floating Rate or, in the case of
(w), (x) or (y) above, the Floating Rate plus 2% per annum and shall be applied by the Swingline Lender to repay the outstanding Swingline Loans.

     (i) PURCHASE OF PARTICIPATIONS IN SWINGLINE LOANS. If, at the time Loans would have otherwise been made pursuant to Section 2.08(h), such Loans may not lawfully be made, whether because one of the events described in Section 7.09 or
7.10 with respect to the Borrower shall have occurred and be continuing or otherwise, each Lender shall, on the date such Loans would have been made pursuant to the notice from the Administrative Agent to the Lenders referred to in Section 2.08(h) (the "REFUNDING DATE"), purchase an undivided participating interest in the relevant Swingline Loans in an amount equal to such Lender's Commitment Percentage of the principal amount of each such Swingline Loan. On the Refunding Date, each Lender shall transfer to the Administrative Agent, for the account of the Swingline Lender, in immediately available funds, such amount.

     (j) PAYMENTS ON PARTICIPATED SWINGLINE LOANS. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's payment pursuant to Section 2.08(i) the Swingline Lender receives any payment on account of the Swingline Loans in which the Lenders have purchased participations pursuant to
Section 2.08(i) its receipt of such payment will be as agent for and for the account of each such Lender and the Swingline Lender will promptly distribute to each such Lender its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided that in the event that such payment received by the Swingline Lender is required to be returned, each such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

     (k) OBLIGATIONS TO REFUND OR PURCHASE PARTICIPATIONS IN SWINGLINE LOANS ABSOLUTE. Each Lender's obligation to fund a Loan as provided in Section 2.08(h) or to purchase a participating interest pursuant to Section 2.08(i) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set off, counterclaim, recoupment, defense or other right which such Lender, the Borrower or any other Person may have against the Swingline Lender or any other Person, (ii) the occurrence or continuance of a Default or the termination or reduction of any Commitments, any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, any breach of this Agreement by the Borrower, any other Lender or any other Person or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (l) STOP ISSUANCE NOTICE. No Swingline Loan shall be made while a Stop Issuance Notice is in effect.

                                   ARTICLE 3
                             CHANGE IN CIRCUMSTANCES

     SECTION 3.01. YIELD PROTECTION. If, after the date of this Agreement, the adoption of any law or the application of any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof, or the compliance of any Lender therewith, imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves for which such Lender is compensated pursuant to Section 2.05(o) or imposes any other condition, the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining any Eurocurrency Committed Loans, or of issuing, maintaining or participating in Letters of Credit, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection therewith, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of such Loans held by it, such Letters of Credit participated in by it or such amounts received by it, in either case, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably and in good faith determines is attributable to the making, funding and maintaining of such Loans by it or to issuing, maintaining or participating in Letters of Credit.

     SECTION 3.02. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender reasonably and in good faith determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender attributable to this Agreement, the Loans or the Letters of Credit or its obligation to make Loans or to issue or participate in Letters of Credit hereunder is increased as a result of a Change (as hereafter defined), then, within 15 days of demand by such Lender, the Company shall pay such Lender the amount which such Lender reasonably and in good faith determines is necessary to compensate it for any reduction in the rate of return on capital to an amount below that which such Lender could have achieved but for such Change and is attributable to this Agreement, the Loans or the Letters of Credit or its obligation to make Loans or to issue or participate in Letters of Credit hereunder, PROVIDED, HOWEVER, that the effect of any Change shall be determined based on the effect on such Lender that would be applicable to such Lender if such Lender was maintaining the highest credit quality as determined by the applicable regulatory authorities at the time of such Change. "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) of general applicability after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     Section 3.03. AVAILABILITY OF TYPES OF ADVANCES. If the Required Lenders reasonably and in good faith determine that (i) deposits of a type and maturity appropriate to match fund Eurocurrency Committed Advances are not available or no reasonable basis exists for determining the interest rate applicable thereto, or (ii) solely in the case of a Eurocurrency Committed Advance denominated in an Alternative Currency, the interest applicable to such Committed Advance does not accurately reflect the funding cost of such Committed Advance, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurocurrency Loans (in the affected currency), or to convert outstanding Loans into such Loans or continue outstanding Loans as such Loans for an additional Interest Period, shall be suspended and (i) any affected outstanding Eurocurrency Committed Advance denominated in Dollars shall be converted into a Floating Rate Advance on the last day of the then current Interest Period applicable thereto, (ii) any affected Eurocurrency Committed Advance denominated in Dollars for which a Committed Borrowing Notice has previously been given shall instead be made as a Floating Rate Advance, unless the Borrower elects not to borrow such Advance by giving one Business Day's notice to the Administrative Agent to such effect, (iii) any affected outstanding Eurocurrency Committed Advance denominated in an Alternative Currency shall mature and be due and payable on the last day of the then current Interest Period applicable thereto and (iv) any affected Eurocurrency Advance denominated in an Alternative Currency for which a Committed Borrowing Notice or a Competitive Bid Borrowing Notice has previously been given shall be canceled. Nothing in this Section 3.03 shall affect any right of the Borrower to borrow or convert outstanding Loans into Loans of a Type not affected by the circumstances described above under and in accordance with the other applicable provisions of this Agreement. If any Lender determines that maintenance of any of its Eurocurrency Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then such Lender may by notice to the Company, through the Administrative Agent, require that such Eurocurrency Loans be converted to an unaffected Type of Loan on the last day of the then current Interest Period applicable thereto, if such Lender may lawfully maintain such Loan to such date, or on such earlier date as such Lender may require if it is not able lawfully to maintain such Loan to such date.

     SECTION 3.04. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or any Fixed Rate Loan is converted to a Loan of a different Type on a date which is not the last day of the applicable Interest Period (except pursuant to the last sentence of Section 3.03), or the Borrower fails to prepay any Fixed Rate Loan after notice of prepayment has been given in accordance with Section 2.05(c), or a Fixed Rate Advance is not made, converted or continued on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

     Section 3.05. LENDER STATEMENTS; LIMIT ON RETROACTIVITY; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans or Letters of Credit to reduce any liability of the Borrower or the Company to such Lender under Section 3.01, 3.02, or 3.06 or to avoid the unavailability of a Type of Committed Advance under Section 3.03, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Section 3.01, 3.02, 3.03, 3.04 or 3.06. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. The Borrower or the Company, as the case may be, shall only be obligated to compensate any Lender under Section 3.01, 3.02, 3.04 or 3.06 for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Lender notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Lender did not know that such amount would arise or accrue. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower or the Company, as the case may be, of the written statement. The obligations of the Obligors under Section 3.01, 3.02,
3.04 or 3.06 shall survive payment of any other of the Obligations and the termination of this Agreement.

     Section 3.06. FOREIGN SUBSIDIARY COSTS. If any Lender determines reasonably and in good faith that the cost to such Lender of making or maintaining any Loan to an Eligible Subsidiary or of issuing, maintaining or participating in any Letter of Credit for the account of any Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Lender (or its Lending Installation) is reduced by an amount deemed by such Lender to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Lender for such increased cost or reduction within 30 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this Section 3.06 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     SECTION 3.07. REPLACEMENT OF LENDERS. In the event a Lender (an "AFFECTED LENDER") shall have: (i) failed to either fund its ratable share of any Committed Advance which such Lender is obligated to fund under the terms of
Section 2.02 or its share of any Competitive Bid Advance which such Lender is obligated to fund under the terms of Section 2.03, and in either case such failure has not been cured within five Business Days, (ii) either repudiated its obligations under this Agreement or failed to reaffirm such obligations in writing within ten Business Days of a written request therefor from the Company (with a copy to each Agent), or (iii) made demand for additional amounts pursuant to Section 2.05(n), 3.01, 3.02 or 3.06, as a result of any condition described in any such Section, then, unless such Affected Lender has theretofore taken steps to remove or cure, and has removed or cured within ten Business Days, such failure or the conditions creating the cause for such demand for such additional amounts, as the case may be, the Company may require the Affected Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 12.01, 12.02 and 12.03) all its interests, rights and obligations under this Agreement to a bank designated by the Company and which is reasonably acceptable to the Agents (such bank being herein called a "REPLACEMENT LENDER"); PROVIDED, that (i) no such assignment shall conflict with any law, rule or regulation or order of any state, federal or local governmental authority, (ii) the Replacement Lender shall pay to the Affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (including, without limitation, any amount which would be payable pursuant to Section 3.04 in connection with a prepayment in full of the Loans of the Affected Lender on the date of such assignment) and (iii) such Replacement Lender shall be satisfactory to each Issuing Bank. Each Lender agrees to use its best efforts to notify the Company as promptly as practicable upon such Lender's becoming aware that circumstances exist which would cause any Obligor to become obligated to pay additional amounts to such Lender pursuant to Section 2.05(n), 3.01, 3.02 or 3.06.

                                   ARTICLE 4
                              CONDITIONS PRECEDENT

     Section 4.01. INITIAL ADVANCE OR LETTER OF CREDIT. No Lender shall be required to make the initial Advance hereunder and no Issuing Bank shall be obligated to issue (or shall issue) any Letter of Credit unless the Company has furnished or caused to be furnished to the Servicing Agent:

     (a) Copies (together with all amendments thereto) of (x) the by-laws of the Company, (y) the Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents, and (z) the Company's Certificate of Incorporation as filed with the Secretary of State of Delaware, all certified by a Financial Officer or the President of the Company.

     (b) An incumbency certificate, executed by a Financial Officer, which shall identify by name and title and bear the signature of the Financial Officers authorized to sign the Loan Documents and to make borrowings and request issuance of Letters of Credit hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Company.

     (c) Copies of a long-form certificate of the Secretary of State of the State of Delaware, dated reasonably near the date hereof, listing the Certificate of Incorporation of the Company and each amendment, if any, thereto, on file in the office of the Secretary of State of the State of Delaware and stating that such documents are the only charter documents of the Company on file in the office of the Secretary of State of the State of Delaware and that the Company is a corporation in good standing in the State of Delaware.

     (d) A written opinion of the Company's special counsel, Kirkland & Ellis LLP, in substantially the form of Exhibit "B-1" hereto.

     (e) A written opinion of the General Counsel to the Company, Jim L. Kaput, Esq., in substantially the form of Exhibit "B-2" hereto.

     (f) The Notes of the Company payable to the order of each of the Lenders.

     (g) A certificate, signed by a Financial Officer, (i) stating that no Default or Unmatured Default has occurred and is continuing and (ii) setting forth the Pricing Level as at the date of delivery of such certificate.

     (h) A duly completed Loan/Credit Related Money Transfer Instruction for the Company in substantially the form of Exhibit "F" hereto.

     (i) A written opinion of Davis Polk & Wardwell, special counsel for the Agents, in substantially the form of Exhibit "J" hereto.

     (j) Such other documents as the Servicing Agent or its counsel may have reasonably requested.

     The Servicing Agent shall promptly notify the other parties hereto of their receipt of the foregoing documents.

     Section 4.02. INITIAL ADVANCE OR LETTER OF CREDIT FOR EACH ELIGIBLE SUBSIDIARY. No Lender shall be required to make the initial Advance hereunder to any Eligible Subsidiary and no Issuing Bank shall be obligated to issue (or shall issue) the initial Letter of Credit for the account of any Eligible
Subsidiary unless such Eligible Subsidiary has furnished or caused to be furnished to the Servicing Agent:

     (a) The Notes of such Eligible Subsidiary payable to the order of each Lender.

     (b) An opinion of counsel for such Eligible Subsidiary reasonably acceptable to the Servicing Agent, substantially to the effect of Exhibit "I" hereto and covering such additional matters relating to the transactions contemplated hereby as the Servicing Agent or the Required Lenders may reasonably request.

     (c) All documents which the Servicing Agent may reasonably request relating to the existence of such Eligible Subsidiary, the corporate, limited liability company or partnership authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Servicing Agent.

     (d) A duly completed Loan/Credit Related Money Transfer Instruction for such Eligible Subsidiary in substantially the form of Exhibit "F" hereto.

     The Servicing Agent shall promptly notify the other parties hereto of their receipt of the foregoing documents.

     Section 4.03. EACH ADVANCE OR LETTER OF CREDIT. No Lender shall be required to make any Advance (including, without limitation, the initial Advance hereunder) and no Issuing Bank shall be required to issue (or renew or extend the term of) any Letter of Credit (including, without limitation, the initial Letter of Credit hereunder), unless on the applicable Borrowing Date or date of issuance:

     (a) Prior to and after giving effect to such Advance or issuance there exists no Default or Unmatured Default.

     (b) The representations and warranties of the Company and (if other than the Company) the Borrower contained in Article 5 and 14 of this Agreement are true and correct in all material respects as of such date, other than (x)
Section 5.03, 5.04(a) and 5.05, which representations and warranties are made only as of the date of this Agreement and (y) in the case of any Committed Advance which does not result in an increase in the aggregate Dollar Amount of Committed Advances at the time outstanding, Section 5.04(b) and 5.06.

     (c) In the case of any Competitive Bid Advance, the Company's senior unsecured debt without third-party credit enhancement is rated at least BBB-(Baa3) by at least one of S&P, Moody's or Fitch.

     (d) In the case of any issuance of a Letter of Credit, no Stop Issuance Notice shall be in effect.

     Each borrowing of an Advance and request for issuance of a Letter of Credit shall constitute a representation and warranty by the Company and (if other than the Company) the Borrower that the conditions contained in Section 4.03(a) and 4.03(b) have been satisfied.


                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


            The Company represents and warrants to the Lenders that:

     Section 5.01. ORGANIZATION AND AUTHORITY. The Company

     (a) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

     (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted; and

     (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

     Section 5.02.  ORGANIZATION  AND AUTHORITY OF  SUBSIDIARIES.  Each Material
Subsidiary:

     (a) is a limited partnership, general partnership, limited liability company or corporation, duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation or the jurisdiction where organized, as the case may be;

     (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted; and

     (c) is duly licensed or qualified and is in good standing as a foreign corporation, limited liability company or partnership (to the extent qualification as a foreign partnership is permitted by statute), as the case may be, in each jurisdiction wherein the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

     The Company does not believe that the inability of any Material Subsidiary which is a partnership to qualify as a foreign partnership in any state in which such qualification is not permitted by law will have a Material Adverse Effect.

     Section 5.03. BUSINESS AND PROPERTY. The Lenders have each heretofore been furnished with a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2003 (the "FORM 10-K"), the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2003 (the "ANNUAL REPORT"), the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 2004, and the Current Reports of the Company on Form 8-K filed on January 12, 2004, February 12, 2004, February 18, 2004 and April 28, 2004 (the "FORM 8-KS"). The Form 10-K, the Annual Report, the
Quarterly Report and the Form 8-Ks are hereinafter referred to as the "DISCLOSURE DOCUMENTS."

     SECTION 5.04. FINANCIAL STATEMENTS. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2003, and the statements of income and cash flows for the fiscal year ended on said date accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, fairly present in all material respects the financial position of the Company and its Subsidiaries as of such date and the results of their operations and cash flows for such period.

     (b) Since December 31, 2003 (after giving effect to the information disclosed in the Disclosure Documents), no event or condition has occurred which has had or which would reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     Section 5.05.  FULL  DISCLOSURE.  The financial  statements  referred to in
Section 5.04 do not, nor do the Disclosure Documents or any other written statement furnished by the Company or any Obligor to the Agents or the Lenders in connection with the negotiation of the Loan Documents, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading as of the dates thereof. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to the Lenders in writing which has had nor, so far as the Company can foresee, will have a material adverse effect on the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     Section 5.06. PENDING LITIGATION. There are no proceedings pending or, to the knowledge of the Company threatened, against or affecting the Company, any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal which would reasonably be expected to have a Material Adverse Effect.

     Section 5.07. LOAN DOCUMENTS ARE LEGAL, VALID, BINDING AND AUTHORIZED. The execution and delivery of the Loan Documents by the Company and compliance by the Company with all of the provisions of the Loan Documents

     (a) are within the power of the Company and have been duly authorized by proper action on the part of the Company; and

     (b) will not violate in any material respect any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the certificate of incorporation of the Company or any indenture or other agreement or instrument governing Debt or any other material agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens on any property of the Company.

     The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     Section 5.08. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution, delivery and performance by the Company of the Loan Documents or compliance by the Company with any of the provisions of the Loan Documents.

     Section 5.09. TAXES. All United States Federal income tax returns and all other material tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, and all material assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against the Company or any Subsidiary for which adequate provision has not been made on its accounts. To the best of the Company's knowledge, the provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

     Section 5.10. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. The consummation of the transactions provided for in this Agreement and compliance by the Company with the provisions of the Loan Documents will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. No "EMPLOYEE PENSION BENEFIT PLANS", as defined in ERISA ("Plans"), maintained by the Company or any Person which is under common control with the Company within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "ACCUMULATED FUNDING DEFICIENCY" as defined in
Section 302 of ERISA. Neither the Company nor, to the best of the Company's knowledge, any Person which is under common control with the Company, within the meaning of Section 4001(b) of ERISA, maintains any "QUALIFIED DEFINED BENEFIT PLAN" as defined in ERISA.

     Section 5.11. INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" thereof or an "AFFILIATED PERSON" of such affiliated person as such terms are defined in the Investment Company Act of 1940, as amended.

     SECTION 5.12. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Company nor any Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would reasonably be expected to have a Material Adverse Effect.

     Section 5.13. REGULATIONS U AND X. Margin stock (as defined in Regulations U and X) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

                                   ARTICLE 6
                                   COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     Section 6.01. DELIVERY OF INFORMATION. The Company will deliver to each of the Lenders:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, such consolidated statements to be reported on in a manner which satisfies the financial reporting requirements of the Securities and Exchange Commission by a firm of independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the internally prepared consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Company;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of
Section 6.10, 6.15, 6.16 and 6.17 on the date of such financial statements, (ii) stating whether any Default or Unmatured Default exists on the date of such certificate and, if any Default or Unmatured Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (iii) setting forth the Pricing Level as at the date of delivery of such certificate;

     (d) promptly upon the mailing thereof to the securityholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

     (e) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission; and

     (f) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to this Section 6.01 shall be deemed to have been delivered on the date on which the Company provides notice to the Lenders that such information has been posted on the Company's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; PROVIDED that (i) such notice may be included in a certificate delivered pursuant to clause 6.01(c) and (ii) the Company shall deliver paper copies of the information referred to in this
Section 6.01 to any Lender which requests such delivery.

     Section 6.02. USE OF PROCEEDS. The Company will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for general corporate purposes, including acquisitions. The Letters of Credit will be used for general corporate purposes, including acquisitions. The Company will not, nor will it permit any Subsidiary to, use the proceeds of any Advance or Letter of Credit in violation of Regulations U and X.

     Section 6.03. NOTICE OF DEFAULT. Upon the obtaining of actual knowledge thereof by a Financial Officer, the Company will, and will cause each of its Subsidiaries to, give prompt notice in writing to the Administrative Agent of
(i) the occurrence of any Default or Unmatured Default and what actions the Company proposes to take with respect thereto, if any, and (ii) any other development, financial or otherwise, which would reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     Section 6.04. INSPECTION. The Company will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may reasonably designate.

     SECTION 6.05. LEGAL EXISTENCE, ETC. The Company will preserve and keep in force and effect, and will cause each Material Subsidiary to preserve and keep in force and effect, its legal existence as a limited partnership, general partnership, limited liability company or corporation, as the case may be, and all licenses and permits necessary to the proper conduct of its business, PROVIDED that the foregoing shall not prevent (x) any transaction permitted by
Section 6.14, (y) the merger or consolidation of any Eligible Subsidiary with, or the liquidation of any Eligible Subsidiary into, any other Eligible Subsidiary or, subject to Section 6.14, the Company or (z) the merger or consolidation of any other Material Subsidiary with or the liquidation of any other Material Subsidiary into any other Subsidiary or, subject to Section 6.14, the Company.

     Section 6.06. INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for companies of similar size and financial strength engaged in the same or similar business activities and owning and operating similar properties.

     Section 6.07. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge all material lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any material part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any material property of the Company or such Subsidiary, PROVIDED the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply, and will cause each Subsidiary to comply, in all material respects with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, ERISA, the Occupational Safety and Health Act of 1970, the Federal Insecticide, Fungicide and Rodenticide Act and the Federal Environmental Pesticide Control Act of 1972 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times (in the Company's reasonable judgment) the efficiency thereof shall be maintained, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     Section 6.09. NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the

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


Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as described in the Disclosure Documents.

     Section 6.10 . RESTRICTED PAYMENTS. (a) The Company will not make any Restricted Payment if at the time of such Restricted Payment and after the giving effect thereto a Default shall have occurred and be continuing. In addition, the Company will not make any Restricted Payment if after giving effect thereto the aggregate amount of Restricted Payments made during the period after March 31, 2004 to and including the date of the making of the Restricted Payment in question would exceed the sum of (i) 100% of Consolidated Net Income for such period, computed on a cumulative basis for such entire period, (ii) the net proceeds (whether cash or other property, and in the case of other property, at a value determined by the Company reasonably and in good faith) to the Company from the issue or sale of Equity Interests in the Company after March 31, 2004 and (iii) $250,000,000.

     (b) For the purposes of this Section 6.10 the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors) of such property at the time of the making of the Restricted Payment in question.

     Section 6.11. PAYMENT OF DIVIDENDS BY SUBSIDIARIES. The Company will not and will not permit any Material Subsidiary to enter into any agreement which restricts the ability of any Material Subsidiary to declare any dividend or to make any distribution on any Equity Interest of such Subsidiary, other than the restrictions set forth in Schedule 6.11.

     Section 6.12. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Material Subsidiary to, enter into or be a party to, any material transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would reasonably be expected to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 6.13. NEGATIVE PLEDGE. Neither the Company nor any Material Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

     (b) any Lien existing on any asset of any corporation or other entity at the time such corporation or other entity becomes a Material Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation or other entity existing at the time such corporation or other entity is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event, PROVIDED that such Lien does not extend to any additional assets;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

     (g) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (h) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in a Default under
Section 7.06 hereof;

     (i) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (j) deposits to secure the performance of bids, trade contracts (other than for Debt or Derivatives Obligations), leases, statutory obligations, surety bonds, appeal bonds with respect to judgments not exceeding $25,000,000, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (k) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Material Subsidiaries;

     (l) other Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (m) Liens incurred in connection with Receivables Financing Transactions accounted for as sales under GAAP; PROVIDED that the aggregate outstanding principal amount of Debt of the Company and its Consolidated Subsidiaries deemed incurred in connection therewith shall at no time exceed $150,000,000;

     (n) Liens on cash and cash equivalents securing Derivatives Obligations, PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000;

     (o) Liens in favor of banks which arise under Article 4 of the Uniform Commercial Code on items in collection and documents relating thereto and proceeds thereof; and

     (p) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed $25,000,000.

     SECTION 6.14. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, PROVIDED that the foregoing provisions of this Section 6.14 shall not preclude (x) any merger or consolidation to which the Company is a party or (y) with the prior written consent of the Required Lenders, the sale or other transfer of all or substantially all of the assets of the Company so long as, in the case of each of (x) and (y), (i) at the time the surviving entity, in the case of a merger or consolidation, or the transferee, in the case of a sale of all or substantially all of the assets of the Company, is organized under the laws of the United States of America or a state thereof and (except in the case of a merger in which the Company is the surviving entity) expressly assumes all obligations of the Company under the Loan Documents pursuant to an instrument in form and substance reasonably satisfactory to the Required Lenders and (ii) after giving effect thereto, no Default or Unmatured Default shall have occurred and be continuing.

     (b) The Company will not sell, lease or otherwise transfer, directly or indirectly, in any period of four consecutive fiscal quarters assets having an aggregate net book value greater than 20% of the consolidated total assets of the Company and its Subsidiaries at the commencement of such period; PROVIDED that this subsection (b) shall not apply to (i) sale or other disposition in the ordinary course of business of inventory or obsolete equipment or (ii) sale or other disposition of receivables pursuant to any Receivables Financing Transaction.

     Section 6.15. LEVERAGE TEST. Consolidated Debt shall at no time exceed the Debt Limit.

     SECTION 6.16. SUBSIDIARY DEBT LIMITATION. The aggregate Debt of Subsidiaries, INCLUDING all Debt incurred by any Subsidiary in connection with the acquisition of any business (whether through merger, purchase of stock or purchase of assets) BUT EXCLUDING (i) Debt under this Agreement, (ii) Debt owing to the Company or a Subsidiary, (iii) Debt deemed incurred by a Subsidiary in connection with a Receivables Financing Transaction which is accounted for as a sale under GAAP and (iv) Debt owing under Synthetic Leases, shall at no time exceed $350,000,000.

     Section 6.17. INTEREST COVERAGE. The Interest Coverage Ratio shall not be less than 4.0 to 1 as at the last day of any fiscal quarter.

                                   ARTICLE 7
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     Section 7.01. MISREPRESENTATION. Any representation or warranty made (or deemed made under Section 4.03 by any Obligor to the Lenders or the
Administrative Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

     Section 7.02. NONPAYMENT. Nonpayment of principal of any Note or any Letter of Credit Liability when due, or nonpayment of interest upon any Note or of any facility fee or letter of credit fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     Section 7.03. NEGATIVE COVENANTS. The breach by the Company of any of the terms or provisions of Section 6.03 and Section 6.10 through 6.17.

     Section 7.04. OTHER COVENANTS. The breach by the Company (other than a breach which constitutes a Default under Section 7.01, 7.02 or 7.03) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the earlier of (a) any Financial Officer of the Company having knowledge of such breach or (b) written notice from the Administrative Agent or any Lender.

     Section 7.05. NONPAYMENT OF OTHER OBLIGATIONS. Default by the Company or any Subsidiary in the payment of the principal of or interest on any Debt and/or Derivatives Obligations in an aggregate amount of $25,000,000 or more, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto.

     Section 7.06. CROSS DEFAULT. Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Material Commitment is made or any Debt of the Company or any Subsidiary in an aggregate amount of $25,000,000 or more is outstanding and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Debt of the Company or any Subsidiary outstanding thereunder or to permit termination of any Material Commitment.

     Section 7.07. RECEIVERSHIP. A custodian, trustee or receiver is appointed for the Company or any Material Subsidiary or for the major part of the property of either of the foregoing and is not discharged within 60 days after such appointment.

     Section 7.08. JUDGMENT. Final judgment or judgments for the payment of money aggregating in excess of $25,000,000 is or are outstanding against the Company or any Subsidiary and such judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days.

     Section 7.09. VOLUNTARY BANKRUPTCY. The Company or any Material Subsidiary becomes insolvent or bankrupt, admits in writing that it is unable to pay its debts or is generally not paying its debts in either case as they become due or makes an assignment for the benefit of creditors, or the Company or any Material Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Material Subsidiary or for the major part of the property of any of the foregoing.

     Section 7.10. INVOLUNTARY BANKRUPTCY. Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Material Subsidiary, and, if instituted against the Company or any Material Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     Section 7.11. CHANGE OF CONTROL. Any Change of Control shall occur.

     Section  7.12.  IMPAIRMENT  OF GUARANTY.  The Guaranty of the Company under
Article 15 shall cease to be in full force and effect or the Company shall repudiate or contest in any manner the validity, binding nature or enforceability of Article 15, in either case at a time when any Loans are outstanding hereunder to an Eligible Subsidiary.

                                   ARTICLE 8
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     SECTION 8.01. ACCELERATION. If any Default described in Section 7.07, 7.09 or 7.10 occurs with respect to the Company, the obligations of the Lenders to make Loans hereunder and of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which the Company hereby expressly waives) or any other election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, in either case upon written notice to the Company, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind (all of which each Obligor hereby expressly waives.)

     (b) Each Borrower agrees, in addition to the provisions of Section 8.01(a) hereof, that upon the occurrence and during the continuance of any Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Lenders, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the respective aggregate amounts of Dollars and Alternative Currencies available for drawing under all outstanding Letters of Credit issued for the account of such Borrower, PROVIDED that, upon the occurrence of any Event of Default specified in Section
7.09 or 7.10 with respect to such Borrower, such Borrower shall pay such amount forthwith without any notice or demand or any other act by any Agent or Lender (including any Issuing Bank).

     Section 8.02. AMENDMENTS. Subject to the provisions of this Article 8, the Loan Documents may be amended to add or modify any provisions thereof or change in any manner the rights of the Lenders or the Obligors thereunder or waive any Default thereunder, but only in a writing signed by the Required Lenders (or the Servicing Agent with the consent in writing of the Required Lenders) and the Company (and, if the rights of any Issuing Bank or Swingline Lender are affected thereby, it); PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (a) Postpone the date fixed for any regularly-scheduled payment of any Loan or Note or amount to be reimbursed in respect of any Letter of Credit or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or fees under Section 2.04 or 2.07.

     (b) Change the percentage of the Commitments or the aggregate unpaid principal amount, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 8.02 or any other provision (including any definition) of this Agreement.

     (c) Extend the Termination Date or increase the amount of the Commitment of any Lender hereunder, or permit any Borrower to assign its rights or obligations under this Agreement except in compliance with the terms of Section 6.05 and 6.14.

     (d) Amend the  definition  of  Alternative  Currency,  Section  2.05(m)(i),
Section 8.01 or this Section 8.02.

     (e) Release the Company from its obligations under Article 15.

     No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. The Administrative Agent may waive payment of the fee required under Section 12.03(b) without obtaining the consent of any of the Lenders. No amendment shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this PROVISO.

     Section 8.03. PRESERVATION OF RIGHTS. No delay or omission of any Lender or Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.02, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full.

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


                                   ARTICLE 9
                               GENERAL PROVISIONS

     Section 9.01. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Obligors contained in this Agreement shall survive (i) delivery of the Notes (ii) the making of the Loans and (iii) issuance of the Letters of Credit herein contemplated.

     Section 9.02. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     Section 9.03. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Obligors, the Agents and the Lenders and supersede all prior agreements and understandings among the Obligors, the Agents and the Lenders relating to the subject matter thereof except as contemplated in
Section 10.12.

     Section 9.04. SEVERAL OBLIGATIONS. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which either Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. No Lender shall have any liability for the failure of any other
Lender to perform its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     SECTION 9.05.  EXPENSES;  INDEMNIFICATION.  (a) The Company shall reimburse
(i) the Agents for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees of Davis Polk & Wardwell, special counsel for the Agents) paid or incurred by either Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents and (ii) the Agents and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and allocated costs of inside counsel for the Agents and the Lenders) paid or incurred by either Agent or any Lender in connection with the collection and enforcement of the Loan Documents, any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "WORK-OUT" or any insolvency or bankruptcy proceedings in respect of any Obligor.

     (b) The Company further agrees to indemnify each Agent and each Lender, their respective affiliates, and the respective directors, officers, employees and agents of the foregoing, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any

Lender is a party thereto) (collectively, the "INDEMNIFIED AMOUNTS") which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Letters of Credit, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder; PROVIDED that, with respect to Indemnified Amounts payable under this Section 9.05(b), it is understood that the Company shall not, in respect of the legal expenses of the Lenders in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Lenders designated by the Agents (except if and to the extent that, owing to existing or potential conflicts of interest among them, such counsel shall advise that representation of all Lenders by a single firm would not be appropriate); and PROVIDED, FURTHER, that the Company shall not be liable to any Lender for any Indemnified Amounts (x) resulting from the gross negligence or willful misconduct of such Lender, its affiliates or any of their respective officers, directors, employees and agents or (y) constituting the costs and expenses of prosecuting a suit or proceeding commenced by such Lender which is finally determined adversely to such Lender (any counterclaim asserted against such Lender being treated as a separate proceeding for this purpose). The obligations of the Company under this Section 9.05 shall survive the termination of this Agreement.

     Section 9.06. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agents may furnish one to each of the Lenders.

     SECTION 9.07. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     Section 9.08. NONLIABILITY OF LENDERS. The relationship between the Obligors and the Lenders and the Agents shall be solely that of debtor and creditor. Neither any Agent nor any Lender shall have any fiduciary responsibilities to any Obligor. Neither any Agent nor any Lender undertakes any responsibility to any Obligor to review or inform any Obligor of any matter in connection with any phase of its business or operations.

     Section 9.09. CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

     Section 9.10. CONSENT OF JURISDICTION. EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE

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


JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH OBLIGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES TO THE EXTENT ALLOWED BY LAW ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OBLIGOR AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY, UNLESS SUCH OBLIGOR IS UNABLE TO OBTAIN SUCH JURISDICTION.

     Section 9.11. WAIVER OF JURY TRIAL. EACH OBLIGOR, AGENT AND LENDER HEREBY WAIVES TO THE EXTENT ALLOWED BY LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     SECTION 9.12. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Company or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and its and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender, (iii) to regulatory officials upon their request or otherwise pursuant to law or regulation, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and
(vi) permitted by Section 12.04. The restrictions in this Section 9.12 shall not apply to any information which (A) is or becomes generally available to the public other than as a result of disclosure by a Lender or a Lender's representatives in violation of this Agreement, or (B) becomes available to a Lender from a source not known by such Lender, or not reasonably expected by such Lender, to be under a duty of confidentiality.

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                                   ARTICLE 10
                                   THE AGENTS

     Section 10.01. APPOINTMENT. SunTrust Bank is hereby appointed Administrative Agent and JPMorgan Chase Bank is hereby appointed Servicing Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes each such Agent to act as the contractual representative of such Lender. Each such Agent agrees to act as such upon the express conditions contained in this Article 10. Neither such Agent shall have a fiduciary relationship in respect of any Lender by reason of this Agreement.

     Section 10.02. POWERS. Each of the Administrative Agent and the Servicing Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither such Agent shall have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by such Agent.

     Section 10.03. GENERAL IMMUNITY. Neither of the Administrative Agent and the Servicing Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Obligor or any Lender for any action taken or omitted to be taken by it or them in their respective agency capacities under or in connection with this Agreement except for its own gross negligence or willful misconduct.

     Section 10.04. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither of the Administrative Agent and the Servicing Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, except for the authority of such Agent's signatory to this Agreement.

     SECTION 10.05. ACTION ON INSTRUCTIONS OF LENDERS. Each of the Administrative Agent and the Servicing Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, where so specified herein, all the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. Each such Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro

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rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that, such indemnity need not include liability, costs and expenses arising solely from the gross negligence or willful misconduct of such Agent.

     Section 10.06. EMPLOYMENT OF AGENTS AND COUNSEL. Each of the Administrative Agent and the Servicing Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each such Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     Section 10.07. RELIANCE ON DOCUMENTS; COUNSEL. Each of the Administrative Agent and the Servicing Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected in good faith by such Agent, which counsel may be employees of such Agent or may be counsel for an Obligor.

     Section 10.08. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify each of the Administrative Agent and the Servicing Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company for which such Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other reasonable expenses not reimbursed by the Company incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever and not reimbursed by the Company which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent.

     SECTION 10.09. RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it, the Notes issued to it and any Letter of Credit issued by it, each of the Administrative Agent and the Servicing Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each such Agent may accept deposits from, lend money to,

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and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries.

     Section 10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements submitted by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 10.11. SUCCESSOR AGENT. Each of the Administrative Agent and the Servicing Agent may resign at any time by giving at least 30 days' prior written notice thereof to the Lenders and the Company and such resignation shall be effective upon the appointment of a successor agent. Upon any such resignation, the Company, with the approval of the Required Lenders, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and approved and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint a successor Agent. Such successor Agent shall be a commercial bank with an office located in the United States of America having capital and retained earnings of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. The retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents upon the effectiveness of its resignation hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder and under the other Loan Documents.

     Section 10.12. AGENT'S FEES. The Company hereby agrees to pay to each Agent for its sole account such fees as heretofore agreed upon by the Company and such Agent in writing.

     Section 10.13. OTHER AGENTS. Nothing in this Agreement shall impose upon any Agent other than the Administrative Agent and the Servicing Agent, in its capacity as such an Agent, any obligation or liability whatsoever.


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                                   ARTICLE 11
                             SETOFF RATABLE PAYMENTS

     Section 11.01. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Obligor becomes insolvent, however evidenced, or if any Default occurs, any indebtedness from any Lender to any Obligor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing by such Obligor to such Lender, whether or not such Obligations, or any part hereof, shall then be due.

     Section 11.02. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance (other than payments received pursuant to Article 3 and other than payments received by the Swingline Lender in respect of Swingline Loans) or any Letter of Credit Liabilities in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising that Advance or Letter of Credit Liabilities, as the case may be, held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the unpaid Loans comprising that Advance or unpaid Letter of Credit Liabilities, as the case may be. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in the proportions specified above. If any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE 12
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     SECTION 12.01. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Obligors, the Agents and the Lenders and their respective successors and assigns, except that
(i) no Obligor shall have the right to assign its rights or obligations under the Loan Documents (except in a transaction expressly permitted by Section 6.05 or Section 6.14(a)) and (ii) any assignment by any Lender must be made in compliance with Section 12.03. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Obligor or any Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. Each Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.03 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with each Agent. Any

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assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     Section 12.02. PARTICIPATIONS.

     (a) PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender, any Letter of Credit Liabilities of such Lender, any Swingline Exposure of such Lender or any other interest of such Lender under the Loan Documents; PROVIDED, HOWEVER, that, except in the case of (i) a sale of a participation in a Competitive Bid Loan or (ii) a sale of a participation to any other Lender or one of its affiliates, such participations shall require, so long as no Event of Default exists, the consent of the Company (which consent shall not be unreasonably withheld) and shall each be in a minimum amount of $5,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Obligors under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Obligors, the Issuing Banks and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     (b) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit Liabilities, Commitment or Swingline Exposure in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Letter of Credit Liabilities, Commitment or Swingline Exposure, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Letter of Credit Liabilities, Commitment or Swingline Exposure, releases any guarantor of any such Loan, Letter of Credit Liabilities or Swingline Exposure, if any, or releases any substantial portion of collateral, if any, securing any such Loan, Letter of Credit Liabilities or Swingline Exposure.

     Section 12.03. ASSIGNMENTS.

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     (a) PERMITTED  ASSIGNMENTS.  Any Lender may, in the ordinary  course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities, including without limitation "bankruptcy-remote" special purpose entities, ("PURCHASERS") all or a portion (if immediately prior to such assignment such Purchaser is not a Lender, an Affiliate of a Lender or an Approved Fund, in a minimum amount of $5,000,000) of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "E" hereto. The consent of the Issuing Banks, the Administrative Agent and the Swingline Lender shall be required prior to all assignments becoming effective (which consent in each case shall not be unreasonably withheld or delayed). So long as no Event of Default exists, the consent of the Company shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate of a Lender or an Approved Fund (which consent shall not be unreasonably withheld or delayed). Such consents shall be given in substantially the form attached as Exhibit "II" to Exhibit "E" hereto.

     (b) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Company, the Issuing Banks, the Servicing Agent and the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "E" hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 12.03(a), and (ii) payment of a $3,500 fee to the Administrative Agent by the assignee or assignor Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Obligors, the Issuing Banks, the other Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.03(b), the transferor Lender, the Administrative Agent and the Obligors shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     Section 12.04. DISSEMINATION OF INFORMATION. The Obligors authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.12 of this Agreement.

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


     Section 12.05. TAX TREATMENT. If any interest in any Loan Document is transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.05(n).

     Section 12.06. INCREASED COSTS. Subject to the applicable limitations set forth therein and to the further provisions of this Section 12.06, each Transferee shall be entitled to the benefits of Section 2.05(n) and 2.05(o) and
Article 3 with respect to the rights transferred to it to the same extent as a Lender. No Transferee (including, for purposes of this Section 12.06, any successor Lending Installation) of any Lender's rights shall be entitled to receive any greater payment under Section 2.05(n) or Article 3 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 3.04 requiring such Lender to designate a different Lending Installation under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                                   ARTICLE 13
                                     NOTICES

     Section 13.01. GIVING NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing (including telex or facsimile) and addressed or delivered to such party: (a) in the case of the Company, the Administrative Agent or the Servicing Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire,
(c) in the case of any Eligible Subsidiary, to it care of the Company and (d) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agents and the Company. All such notices shall be effective when received at the address specified above.

                                   ARTICLE 14
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

     Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted that:

     Section 14.01. EXISTENCE AND POWER. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is a Subsidiary of the Company.

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     Section 14.02.  CORPORATE,  LIMITED  LIABILITY  COMPANY OR PARTNERSHIP  AND
GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its legal powers, have been duly authorized by all necessary corporate, partnership, limited liability company or other legal action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, in any material respect any provision of applicable law or regulation or of its organizational documents or of any indenture or other agreement or instrument governing Debt or any other material agreement or instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Liens on any asset of the Company or any of its Subsidiaries.

     SECTION 14.03. BINDING EFFECT. This Agreement constitutes a legal, valid and binding agreement of such Eligible Subsidiary and each of its Notes, when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of such Eligible Subsidiary, in each case enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     Section 14.04. TAXES. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                   ARTICLE 15
                                    GUARANTY

     SECTION 15.01. THE GUARANTY. The Company hereby unconditionally guarantees the full and punctual payment (as a guaranty of payment and not of collection and whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable (including, without limitation, the Letter of Credit Liabilities) by any
Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     SECTION 15.02. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

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


     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement or any Note;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

     (d) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

     (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, any Agent, any Issuing Bank, any other Lender or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

     (g) any other act or omission to act or delay of any kind by any Eligible Subsidiary, any Agent, any Issuing Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to any Eligible Subsidiary's or the Company's obligations hereunder.

     SECTION 15.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated, any outstanding Letters of Credit shall have expired or terminated and the principal of and interest on the Notes and the Letter of Credit Liabilities and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of principal of or interest on any Note or Letter of Credit Liabilities or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 15.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

     SECTION 15.05. SUBROGATION. Upon making any payment with respect to any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; PROVIDED that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and Letter of Credit Liabilities and all other amounts payable by such Eligible Subsidiary under this Agreement have been paid in full.

     SECTION 15.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Required Lenders.

                                   ARTICLE 16
                           COUNTERPARTS; EFFECTIVENESS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when the Servicing Agent shall have received evidence reasonably satisfactory to it that (i) this Agreement has been executed by the Company, the Agents and the Lenders, (ii) the commitments of the lenders parties to the Existing Agreement shall have terminated and all loans outstanding thereunder and all accrued interest and fees thereunder shall have been paid in full and
(iii) the Lenders, the Agents and the Co-Arrangers have received payment of all fees required to be paid and all expenses for which invoices have been presented; PROVIDED that (x) any "LETTER OF CREDIT" issued pursuant to the Existing Agreement which is outstanding at the time the other conditions to the effectiveness hereof are satisfied shall be deemed a Letter of Credit issued hereunder on such date and (y) the Company and the Lenders comprising the Required Lenders (as defined in the Existing Agreement) hereby agree that the Commitments (as defined in the Existing Agreement) shall terminate automatically upon the satisfaction of all other conditions to effectiveness of this Agreement, without requirement of notice under the Prior Agreement or any other action by any party hereto or thereto.

                                   ARTICLE 17
                             USA PATRIOT ACT NOTICE

     Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies all Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

                  THE SERVICEMASTER COMPANY
                        By:/s/ Ernest J. Mrozek
                           ---------------------------------------------------
                         Name:   Ernest J. Mrozek
                         Title:  President and Chief Financial Officer

                        By:/s/ Eric R. Zarnikow
                           ---------------------------------------------------
                         Name:   Eric R. Zarnikow
                         Title:  Senior Vice President and Treasurer

                  Address:       3250 Lacey Road
                                 Suite 600
                                 Downers Grove, IL 60515

                  Website:       HTTP://CORPORATE.SERVICEMASTER.COM

                  Attention:     Eric R. Zarnikow,
                                 Senior Vice President and Treasurer

                  Telephone:     630-663-2361
                  Facsimile:     630-663-2277

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.



          JPMORGAN CHASE BANK, individually and as Joint Lead
               Arranger and Syndication Agent
               By :/s/ Randolph Cates
                   ---------------------------------------------------
                 Name:    Randolph Cates
                 Title:   Vice President

          Address:       270 Park Ave
                         New York, NY 10017

          Attention:     Randolph Cates

          Telephone:     212-270-8997
          Facsimile:     212-270-3279

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

               BANK OF AMERICA, N.A., individually and as Syndication
                    Agent
                     By:/s/  B. Kenneth Burton, Jr.
                        ---------------------------------------------------
                      Name:  B. Kenneth Burton, Jr.
                      Title: Vice President

               Address:  100 North Tryon Street
                         Charlotte, NC 28255

               Website:  www.bankofamerica.com

               Attention:  B. Kenneth Burton, Jr.

               Telephone:  (704) 388-7125
               Facsimile:  (704) 388-0960

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

     SUNTRUST BANK, individually and as
     Administrative Agent
          By: /s/  Linda  L. Dash
              ---------------------------------------------------
            Name:    Linda  L. Dash
            Title:   Director

     Address:       SunTrust Bank
                    Mail Code 1928, 10th Floor
                    303 Peachtree Street
                    Atlanta, GA  30308

     Attention:     Linda  L. Dash

     Telephone:     404-658-4923
     Facsimile:     404-658-4905

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

                 U.S. Bank, individually and as
                 Documentation Agent
                         By:/s/  Michael P. Dickman
                            -------------------------------------------------
                         Name:   Michael P. Dickman
                         Title:  Assistant Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

              Wachovia Bank, National Association, individually and as
                   Documentation Agent
                    By:  /s/  Steven L. Hipsman
                         -------------------------------------------------
                      Name:   Steven L. Hipsman
                      Title:  Director

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

     FIFTH THIRD BANK (CHICAGO), a Michigan Banking
          Corporation, individually and as Co-Agent
          By: /s/ Kim Puszczewicz
              ---------------------------------------------------
              Name:   Kim Puszczewicz
              Title:  Assistant Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

  LaSalle Bank National Association, individually and as
       Co-Agent
        By: /s/  Peg Laughlin
           ---------------------------------------------------
            Name:   Peg Laughlin
           Title:   Senior Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

       The Bank of New York
              By:/s/  Mark O'Connor
                ---------------------------------------------------
                Name:   Mark O'Connor
                Title:  Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

     First Tennessee Bank, National Association
           By:/s/  James H. Moore, Jr.
              ---------------------------------------------------
              Name:   James H. Moore, Jr.
              Title:  Senior Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

   National City Bank
         By:/s/  Jon R. Hinard
            ---------------------------------------------------
            Name:   Jon R. Hinard
            Title:  Senior Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

      Mizuho Corporate Bank, Ltd.
            By:/s/  Greg Botshon
               ---------------------------------------------------
               Name:   Greg Botshon
               Title:  Senior Vice President & Team Leader

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

     Union Bank of California, N.A.
          By:/s/  Mehmet Mumcuoglu
              ---------------------------------------------------
              Name:   Mehmet Mumcuoglu
              Title:  Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

  PNC Bank, N.A.
        By:/s/  Hana Deiter
           ---------------------------------------------------
           Name:   Hana Deiter
           Title:  Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

      Bank One, NA
            By:/s/  William J. Oleferchik
               ---------------------------------------------------
               Name:   William J. Oleferchik
               Title:  Managing Director, Capital Markets

         IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

      The Northern Trust Company
             By:/s/ Chris McKean
               ---------------------------------------------------
               Name:   Chris McKean
               Title:  Vice President

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

  E.Sun Commercial Bank, Ltd., Los Angeles Branch
        By:/s/  Benjamin Lin
           ---------------------------------------------------
           Name:   Benjamin Lin
           Title:  EVP & General Manager


                               COMMITMENT SCHEDULE

LENDER                                                                                COMMITMENT
------                                                                                ----------
JPMorgan Chase Bank                                                                   $50,000,000
Bank of America, N.A.                                                                  50,000,000
SunTrust Bank                                                                          50,000,000
Wachovia Bank, N.A.                                                                    40,000,000
U.S. Bank                                                                              40,000,000
Fifth Third Bank (Chicago), a Michigan Banking Corporation                             35,000,000
LaSalle Bank National Association                                                      35,000,000
The Bank of New York                                                                   25,000,000
First Tennessee Bank National Association                                              25,000,000
National City Bank                                                                     25,000,000
Mizuho Corporate Bank, Ltd.                                                            25,000,000
Union Bank of California, N.A.                                                         25,000,000
PNC Bank, N.A.                                                                         25,000,000
Bank One, N.A.                                                                         20,000,000
The Northern Trust Company                                                             20,000,000
E.Sun Commercial Bank, Ltd., Los Angeles Branch*                                       10,000,000
                                                                     TOTAL           $500,000,000


* Dollar-Only Lender

                                PRICING SCHEDULE

                                (In basis points)

     The Applicable Eurocurrency Margin or Facility Fee Rate at any date is the applicable percentage amount set forth in the table below based on the Pricing Level at such date:


                                       LEVEL I     LEVEL II    LEVEL III    LEVEL IV      LEVEL V
------------------------------------- ----------- ------------ ----------- ------------ ------------
Applicable Eurocurrency
Margin                                   62.5          85          105         120          150
------------------------------------- ----------- ------------ ----------- ------------ ------------
Facility Fee Rate                        12.5          15           20          30           50
------------------------------------- ----------- ------------ ----------- ------------ ------------

     For purposes of this Schedule, the following terms have the following meanings:

     "DEBT RATING" means at any date the credit ratings, if any, publicly announced by S&P and Moody's for the Company's senior unsecured debt without third-party credit enhancement (or if only one of S&P or Moody's shall have assigned a credit rating, then such rating). If the ratings assigned by S&P and Moody's differ, then the Debt Rating will be the rating that is one notch above the lower rating.

     "LEVEL I PRICING" applies at any date if, at such date the Debt Rating is BBB+ (Baa1) or greater.

     "LEVEL II PRICING" applies at any date if, at such date the Debt Rating is BBB (Baa2).

     "LEVEL III PRICING" applies at any date if, at such date the Debt Rating is BBB- (Baa3).

     "LEVEL IV PRICING" applies at any date if, at such date the Debt Rating is BB+ (Ba1).

     "LEVEL V PRICING" applies at any date if, at such date the Debt Rating is below BB+ (Ba1).

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

9.
(NY) 04675/143/CA04/ca.doc
                   SCHEDULE 1.0 - EXISTING LETTERS OF CREDIT*


     ISSUING BANK        NUMBERS          AMOUNT         EXPIRATION            BENEFICIARY
----------------------------------------------------------------------------------------------------
Bank One, N.A.               323707       $127,887,954        2/8/2005      Zurich American Ins
----------------------------------------------------------------------------------------------------
Bank One, N.A.               323709           $300,000        3/1/2005      Liberty Mutual Ins
----------------------------------------------------------------------------------------------------
Bank One, N.A.               323711           $211,208        3/1/2005      Union Fire National
----------------------------------------------------------------------------------------------------
Bank One, N.A.               323712         $3,191,856        3/1/2005      Home Insurance
----------------------------------------------------------------------------------------------------
Bank One, N.A.               323848            $10,000       3/31/2005      City of Lakewood
----------------------------------------------------------------------------------------------------
Bank One, N.A.               323941         $3,646,000        3/1/2005      Continental Casualty
----------------------------------------------------------------------------------------------------
Bank One, N.A.               325851         $8,511,647       6/30/2004      Credit General Ins.
----------------------------------------------------------------------------------------------------
Bank One, N.A.               750156         $8,162,339       3/15/2005      Insurance Home
----------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.          414059         $2,500,000        9/8/2004      National Union Fire
                                                                            Insurance Company
----------------------------------------------------------------------------------------------------



*As of May 19, 2004.

                                  SCHEDULE 6.11
                             SUBSIDIARY RESTRICTIONS

1. American Home Shield Corporation and its subsidiaries are subject to regulatory restrictions imposed by various states which limit dividends and similar payments.

2. Restrictions and limitations on dividends from and distributions by foreign Subsidiaries contained in their loan documents.

3. Restrictions and limitations on dividends from and distributions by foreign Subsidiaries imposed by applicable law.

4. Restrictions and limitations on dividends and distributions contained in the documents relating to Receivables Financing Transactions.

5.   The  Steward   Insurance  Company  and  its  subsidiaries  are  subject  to regulatory restrictions imposed by various states which limit dividends and similar payments.

                                   EXHIBIT "A"
                                      NOTE

                                                   _______________   ___, 200_

     THE SERVICEMASTER COMPANY, a Delaware corporation (the "COMPANY"), promises to pay to the order of ___________ (the "LENDER") the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Five-Year Credit Agreement, dated as of May 19, 2004, among The ServiceMaster Company, the Lenders party thereto, JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents, and SunTrust Bank, as Administrative Agent (as the same may be amended or modified, hereinafter referred to as the "AGREEMENT"), in the currencies and on the dates specified in the Agreement, in immediately available funds at the main office of SunTrust Bank in Atlanta, Georgia, as Administrative Agent, or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest, in like currency and funds, on the unpaid principal amount hereof at the rates and on the dates specified in the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder; PROVIDED, HOWEVER, that any failure to so record shall not affect the Company's obligations under any Loan Document.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Agreement, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      THE SERVICEMASTER COMPANY
             By:
                --------------------------------------------
                Name:
                Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                        NOTE OF THE SERVICEMASTER COMPANY



                          CURRENCY AND                               PRINCIPAL
                            PRINCIPAL                                 AMOUNT               UNPAID
        DATE             AMOUNT OF LOAN          MATURITY              PAID                BALANCE
-----------------     ----------------------    -----------        ------------           ----------


                                  EXHIBIT "B-1"

                     FORM OF OPINION OF KIRKLAND & ELLIS LLP

                                                                   May __, 2004


To the Lenders who are parties to the
Credit Agreement described herein

         RE:      THE SERVICEMASTER COMPANY FIVE-YEAR CREDIT
                  AGREEMENT DATED AS OF MAY 19, 2004

Ladies and Gentlemen:

     We have acted as special counsel to The ServiceMaster Company, a Delaware corporation (the "COMPANY"), in connection with the negotiation, execution and delivery of the Five-Year Credit Agreement, dated as of May 19, 2004, among The ServiceMaster Company, the Lenders party thereto, JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents, and SunTrust Bank, as Administrative Agent, providing for credits in an aggregate amount not exceeding $500,000,000 at any one time outstanding (the "CREDIT AGREEMENT"). Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         For purposes of this opinion, we have examined the following:

         (a)      the Credit Agreement; and

         (b) the proposed notes to be issued by the Company to the Lenders pursuant to the Credit Agreement (the "NOTES").

     In addition, in connection with rendering the opinions expressed below ("OUR opinions"), we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, certificates and other documents, as in our judgment are necessary or appropriate to enable us to render our opinions. As to various factual matters material to our opinions, we have relied upon certificates of public officials, certificates of officers of the Company and the representations and warranties contained in Article 5 of the Credit Agreement. In addition, in rendering our opinions, we have assumed, with your permission and without independent verification, that:

     (a) the signatures of persons signing all documents in connection with which our opinions are rendered are genuine and authorized (other than those of the Company on the Credit Agreement, the Notes, and other agreements, certificates and documents entered into in connection with the closing of the transactions contemplated by the Credit Agreement);

     (b) all documents submitted to us as originals or duplicate originals are authentic;

     (c) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

     (d) all parties to the documents reviewed by us (other than the Company in connection with the Credit Agreement and other agreements, certificates and documents entered into in connection with the closing of the transactions contemplated by the Credit Agreement) have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action, have been duly executed by such parties, have been duly delivered by such parties, and are legal, valid and binding obligations of such parties enforceable in accordance with their terms;

     (e) any approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body which may be required in connection with the execution and delivery of the Credit Agreement on account of your regulatory status has been obtained or made by you; and

     (f) the opinions set forth in the letter to you of even date herewith from Jim L. Kaput, Esq. are correct.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company is a corporation, validly existing under the laws of the State of Delaware, has full corporate power and authority and is duly authorized to enter into and perform the Credit Agreement and to incur the obligations to be evidenced by the Notes;

     (2) The execution and delivery of the Credit Agreement and the Notes by the Company do not conflict with or result in a breach of any provision of the certificate of incorporation of the Company; and

     (3) The Credit Agreement and the Notes have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

     Our opinions are subject to the following further qualifications:

     (a) our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws;

     (b) the binding effect and the enforceability of the Credit Agreement and the Notes and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity);

     (c) the binding effect and the enforceability of the Credit Agreement and the Notes are subject to the effect of laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness and any obligation to demonstrate that enforcement of provisions that are burdensome on a debtor is reasonably necessary for the protection of the creditor) upon creditors;

     (d) we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning election of remedies;

     (e) notwithstanding certain language of the Credit Agreement, you will be limited to recovering only reasonable expenses, only reasonable attorneys' fees and legal expenses and only reasonable compensation for funding losses, increased costs or yield protection;

     (f) we express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware;

     (g) requirements in the Credit Agreement specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

     (h) we express no opinion as to the enforceability of the indemnification provisions of the Credit Agreement insofar as said provisions contravene public policy or might require indemnification or payments to you with respect to any loss, cost or expense arising out of your gross negligence or willful misconduct or any violation by you of statutory duties, general principles of equity or public policy;

     (i) waivers of equitable rights and defenses may not be valid, binding or enforceable under state or federal law and certain rights of debtors and duties of lenders may not be waived, released, varied or disclaimed by agreement prior to a default; and

     (j)  we  express  no  opinion  as  to  the  validity,   binding  effect  or
enforceability   of  Section   9.10  of  the  Credit   Agreement   (Consent   to
Jurisdiction).

     This letter is furnished to you pursuant to Section 4.01(d) of the Credit Agreement and is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose.

     This opinion is for the benefit of the Lenders and their respective counsel, and may not be relied upon by any other person. This opinion is limited to the specific issues addressed and is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

                                            Very truly yours,

                                            KIRKLAND & ELLIS LLP

                                  EXHIBIT "B-2"

                       FORM OF OPINION OF GENERAL COUNSEL

                                                                    May __, 2004


To the Lenders who are parties to the
Three-Year Credit Agreement described herein

         RE:      THE SERVICEMASTER COMPANY FIVE-YEAR CREDIT
                  AGREEMENT DATED AS OF MAY 19, 2004

Ladies and Gentlemen:

     I am the Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation (the "COMPANY") and, in that capacity, I am familiar with the details of the negotiation, execution and delivery of the Five-Year Credit Agreement, dated as of May 19, 2004, among The ServiceMaster Company, the Lenders party thereto, JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents, and SunTrust Bank, as Administrative Agent, providing for credits in an aggregate amount not exceeding $500,000,000 at any one time outstanding (the "CREDIT AGREEMENT"). I am furnishing this opinion to you pursuant to Section 4.01(e) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

         For purposes of this opinion, I have examined the following:

         (a)      the Credit Agreement; and

         (b) the proposed notes to be issued by the Company to the Lenders pursuant to the Credit Agreement (the "NOTES").

     In addition, I have also examined such certificates of public officials, certificates of officers of the Company, and copies of corporate documents and records of the Company and other papers, and I have made such other investigations as I have deemed relevant and necessary as a basis for my opinions hereinafter set forth. In all such examinations I have assumed the genuineness of all signatures (other than the signatures of officers of the Company), the authenticity and completeness of all documents submitted to me as originals, the due authority of the parties executing such documents (other than on behalf of the Company) and the conformity to the originals of documents submitted to me as copies.

To the Lenders who are parties
to the Credit Agreement
Described herein
Page 2
                                                                    May __, 2004

     Based on the foregoing and subject to the qualifications set forth below, I am of the opinion that:

     (1) No approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery of the Credit Agreement or the Notes.

     (2) The Company has full power and authority and is duly authorized to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction where a failure so to qualify would reasonably be expected to have a Material Adverse Effect.

     (3) Each Material Subsidiary is a corporation or a limited partnership duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has full power and authority and is duly authorized to conduct the activities in which it is now engaged, and is duly licensed or qualified and is in good standing in each jurisdiction (to the extent qualification of a foreign limited partnership is permitted by statute) where a failure so to qualify would reasonably be expected to have a Material Adverse Effect and, in my opinion, the inability of any Material Subsidiary that is a limited partnership to qualify as a foreign limited partnership in any state in which such qualification is not permitted by law will not have a Material Adverse Effect.

     (4) The issuance of the Notes and the execution, delivery and performance by the Company of the Credit Agreement (i) do not violate in any material respect any provisions of any law or any order of any court, governmental authority or agency, (ii) do not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation of the Company or any agreement or any debt instrument or other material agreement known to me to which the Company or any Eligible Subsidiary is a party or by which the Company or any Eligible Subsidiary may be bound and (iii) will not result in the creation or imposition of any Lien upon any of the property of the Company or any Eligible Subsidiary.

     (5) There are no proceedings pending or, to my knowledge, threatened, against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. To my knowledge, neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority, or arbitration

To the Lenders who are parties
to the Credit Agreement
Described herein
Page 3
                                                                    May __, 2004

board or tribunal which would reasonably be expected to have a Material Adverse Effect.

     (6) No documentary or stamp taxes are payable in connection with the issuance of the Notes.

     (7) Neither the issuance of the Notes nor the use by the Company of all or any portion of the proceeds of the Advances will violate Regulations U or X of the Board of Governors of the Federal Reserve System (12 C.F.R. Chapter II).

     The opinions expressed in this letter as to enforceability are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law or in a bankruptcy proceeding, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and applicable laws and court decisions which may limit the enforceability of certain remedial and other provisions of the Notes.

     The opinions expressed above are limited to the laws of the State of Illinois, the federal laws of the United States of America, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and I do not express any opinion herein concerning any other law.

To the Lenders who are parties
to the Credit Agreement
Described herein
Page 4
                                                                    May __, 2004



     The opinions expressed herein are solely for your benefit in connection with the consummation of the transactions contemplated by the Credit Agreement and may not be used or relied upon by any Person other than each of you.

                                  Very truly yours,

                                  Jim L. Kaput
                                  Senior Vice President and General Counsel

                                   EXHIBIT "C"
                          COMPETITIVE BID QUOTE REQUEST
                                (Section 2.03(b))

                                                                _________, 200_


To: The Lenders parties to the Credit Agreement described below

From:    [Name of Borrower]

          RE: FIVE-YEAR CREDIT AGREEMENT (THE "CREDIT AGREEMENT"), DATED AS OF MAY 19, 2004, AMONG THE SERVICEMASTER COMPANY, THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK AND BANK OF AMERICA, N.A., AS SYNDICATION AGENTS, U.S. BANK AND WACHOVIA BANK, N.A. , AS DOCUMENTATION AGENTS, AND SUNTRUST BANK AS ADMINISTRATIVE AGENT

     We hereby give notice pursuant to Section 2.03(b) of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

         Borrowing Date:         , 200_

         PRINCIPAL AMOUNT*                                  INTEREST PERIOD**



     Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [and] [an Absolute Rate]. [The currency in which the Loans are to be denominated is __________.] Your Competitive Bid Quote must comply with Section 2.03(c) of the Credit Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.


--------------------------

     * Amount must be at least (i) $1,000,000 or any larger integral multiple of $1,000,000 in the case of a Floating Rate Advance, (ii) $5,000,000 or any larger integral multiple of $1,000,000 in the case of any other Advance denominated in Dollars or (iii) such amount and multiples as the Administrative Agent deems appropriate and reasonably comparable to a $3,000,000 minimum Dollar Amount in the case of any Advance denominated in an Alternative Currency.

     ** Fourteen days, one, two, three, six or nine months (Eurocurrency Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurocurrency Interest Period and Absolute Rate Interest Period.

     Please respond to this request by no later than [1:00 p.m.] [9:00 a.m.] Atlanta time on , 200_.

                                                    [NAME OF BORROWER]
                                                    By:
                                                       Financial Officer

                                   EXHIBIT "D"

                              COMPETITIVE BID QUOTE
                                (Section 2.03(c))

                                                              ____________, 200_


To:      [Name of Borrower] (the "BORROWER")

Re:      Competitive Bid Quote

In response to your request dated _________, 200_, we hereby make the following Competitive Bid Quote pursuant to Section 2.03(c) of the Credit Agreement hereinafter referred to and on the following terms:

1.       Quoting Lender: _____________________________________________

2.       Person to contact at Quoting Lender: ________________________

3.       Borrowing Date: ____________, 200_*

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:
















------------------------------

     * As specified in the related invitation for Competitive Bid Quotes.

Principal          Interest           [Competitive             [Absolute
AMOUNT*            PERIOD**           BID MARGIN***]           RATE****]
-------            --------           --------------           ---------



     [Provided, that the aggregate principal amount of Competitive Bid Loans for
which   the    above    offers    may   be    accepted    shall    not    exceed
$_________________.]*****

     We understand and agree that the offers set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement, dated as of May 19, 2004, among The ServiceMaster Company, the Lenders party thereto, JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents, and SunTrust Bank, as Administrative Agent (the "CREDIT AGREEMENT"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

     Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.







     -------------------------------

     * Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least (i) $1,000,000 or any larger integral multiple of $1,000,000 in the case of a Floating Rate Advance,
(ii) $5,000,000 or any larger integral multiple of $1,000,000 in the case of any other Advance denominated in Dollars or (iii) such amount and multiples as the Administrative Agent deems appropriate and reasonably comparable to a $3,000,000 minimum Dollar Amount in the case of any Advance denominated in an Alternative Currency.

     ** Fourteen days, one, two, three, six months or nine (Eurocurrency Auction) or not less than 7 days (Absolute Rate Auction), as specified in the related invitation for Competitive Bid Quotes.

     *** Specify positive or negative percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from the Eurocurrency Base Rate.

     **** Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

     ***** Specify the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans of the quoting Lender which the Borrower may accept (see Section 2.03(b)(iv)).

                                     Very truly yours,

                                     [NAME OF BANK]
                                     By:
                                        ----------------------------------------
                                        Authorized Officer



Dated:                 , 200__

                                   EXHIBIT "E"

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between (the "ASSIGNOR") and (the "ASSIGNEE") is dated as of _________ __, 200_. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Five-Year Credit Agreement, dated as of May 19, 2004 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "CREDIT AGREEMENT"), among The ServiceMaster Company (the "COMPANY"), the Lenders named therein, SunTrust Bank, as Administrative Agent, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an undivided interest (the "PURCHASED PERCENTAGE") in the Commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the Commitment of the Assignee shall equal $______________ and its percentage of the Aggregate Commitment shall equal __%.

     2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey to the Assignee all of its right, title and interest in and to the Purchased Percentage of (i) the Commitment of the Assignor (as in effect on the Effective Date), (ii) each Committed Loan made by the Assignor outstanding on the Effective Date, (iii) all Letter of Credit Liabilities of the Assignor on the Effective Date, (iv) the Swingline Exposure of the Assignor on the Effective Date and (v) the Credit Agreement and the other Loan Documents. Pursuant to Section 12.03(b) of the Credit Agreement, on and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Loan Documents with respect to the Purchased Percentage of the Loan Documents, all determined as if the Assignee were a "LENDER" under the Credit Agreement with ____% of the Aggregate Commitment. The Effective Date shall be the later of
______ or two Business Days (or such shorter period agreed to by the Agents) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto and any consents substantially in the form of Exhibit "II" attached hereto required to be delivered to the Agents by Section 12.03 of the Credit Agreement have been delivered to the Agents. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date.

The Assignor will notify the Assignee of the proposed Effective Date on the Business Day prior to the proposed Effective Date.


     3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Loan Documents which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Aggregate Commitment and to participate in Letters of Credit outstanding on the Effective Date or issued thereafter, all in accordance with the provisions set forth in the Credit Agreement as if the Assignee were a "LENDER" under the Credit Agreement with ___% of the Aggregate Commitment. The Assignee agrees to be bound by all provisions relating to "LENDERS" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

     4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Commitment, Committed Loans, Letter of Credit Liabilities and Swingline Exposure. The Assignee shall advance funds directly to the Administrative Agent with respect to each Committed Loan and reimbursement payments made on or after the Effective Date. In consideration for the transfer of the assigned obligations hereunder, with respect to each Committed Loan made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor on the Effective Date (or, if Assignee so elects with respect to each Committed Loan bearing interest at a Fixed Rate, on the Payment Date, as hereinafter defined) an amount equal to the Purchased Percentage of any such Committed Loan. If the Assignee elects to make such payment on the Effective Date, with respect to any Loan made by Assignor outstanding on the Effective Date which bears interest at a fixed rate (each an "OUTSTANDING FIXED RATE LOAN"), Assignee shall be entitled to receive interest at a rate agreed upon by the Assignee and the Assignor (the "OUTSTANDING FIXED RATE LOAN INTEREST RATE") for the remainder of the existing Interest Period. When Assignee receives interest on the Purchased Percentage of any Outstanding Fixed Rate Loan, Assignee shall remit to Assignor the excess of
(a) the interest  received by Assignee on the  Outstanding  Fixed Rate Loan over
(b) the Outstanding Fixed Rate Loan Interest Rate. In the event Assignee elects not to pay the Assignor the Purchased Percentage of any such Outstanding Fixed Rate Loan on the Effective Date, the Assignee shall pay the Assignor an amount equal to the Purchased Percentage of such Outstanding Fixed Rate Loan (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or

(c) on the date on which any such Outstanding Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"). In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Outstanding Fixed Rate Loan sold by the Assignor to the Assignee pursuant to the preceding sentence, the Assignee shall pay to the Assignor interest for such period on such Outstanding Fixed Rate Loan at the applicable rate provided by the Credit Agreement. In the event of a prepayment of any Outstanding Fixed Rate Loan, Assignee shall remit to Assignor the excess of (a) the amount received by the Assignee as breakage costs over (b) the amount which would have been received by the Assignee as a prepayment penalty if the amount of prepayment penalty was based on the Outstanding Fixed Rate Loan Interest Rate. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans and fees received from the Administrative Agent which relate to the Purchased Percentage of Loans made by the Assignor accrued for periods prior to the Effective Date or the Payment Date as applicable. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto. ***[This Section subject to modification by the Assignor and the Assignee.]***

         5. FEES PAYABLE BY ASSIGNEE. On each day on which the Assignee receives a payment of interest or fees under the Credit Agreement (other than a payment of interest or fees which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof, which shall be excluded in determining fees payable to the Assignor pursuant to this Section), the Assignee shall pay to the Assignor a fee. The amount of such fee shall be the difference between (i) the amount of such interest or fee, as applicable, received by the Assignee and (ii) the amount of the interest or fee, as applicable, which would have been received by the Assignee if each interest rate was ___ of 1% less than the interest rate paid by the Company or if the facility fee was ___ of 1% less than the facility fee paid by the Company pursuant to Section 2.04, as applicable. In addition, the Assignee agrees to pay __% of the fee required to be paid to the Administrative Agent pursuant to Section 12.03(b) of the Credit Agreement. ***[This Section subject to modification by the Assignor and the Assignee]***

         6. CREDIT DETERMINATION: LIMITATIONS ON ASSIGNORS LIABILITY. The Assignee represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor, the Agents or any Lender. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of the Credit Agreement or any other Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company or any of its Subsidiaries, or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of any Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) the inspection of any of the property, books or records of the Company or any of its Subsidiaries, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own bad faith or willful misconduct.

     7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees, which attorneys may be employees of the Assignee) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.03(b) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulations order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, (ii) the assignee under such assignment from the Assignee shall agree to assume all of the Assignee's obligations hereunder in a manner satisfactory to the Assignor and (iii) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

     9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the Aggregate Commitment assigned to the Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of the Assignee shall be recalculated based on the reduced Aggregate Commitment.

     10. ENTIRE AGREEMENT. This Assignment Agreement ****[and the attached consent]**** embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law (and not the law of conflicts), of the State of New York.

     12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

      [NAME OF ASSIGNOR]
      By:
                --------------------------------------------
             Name:
             Title:

      [NAME OF ASSIGNEE]
      By:
                --------------------------------------------
             Name:
             Title:

                                   EXHIBIT "I"

                                     NOTICE
                                  OF ASSIGNMENT

To:           THE SERVICEMASTER COMPANY
              3250 Lacey Road
              Downers Grove, IL  60515
              Attention:  Eric R. Zarnikow

              JPMORGAN CHASE BANK
              as Servicing Agent
              [address]

              SUNTRUST BANK
              as Administrative Agent
              [address]

              [ISSUING BANKS]

From:         [NAME OF ASSIGNOR]

              [NAME OF ASSIGNEE]

                                                                      , 200_


     1. We refer to that Five-Year Credit Agreement, dated as of May 19, 2004 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "CREDIT AGREEMENT"), among The ServiceMaster Company (the "COMPANY"), the Lenders named therein including ____________ (the "ASSIGNOR"), SunTrust Bank, as Administrative Agent, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents, and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents. Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "NOTICE") is given and delivered to the Company and the Agents pursuant to Section 12.03(b) of the Credit Agreement.

     3. The  Assignor  and (the  "ASSIGNEE")  have  entered  into an  Assignment
Agreement, dated as of , 200_, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, an undivided interest in and to all of the Assignor's rights and obligations under the Credit Agreement such that Assignee's percentage of the Aggregate Commitment shall equal __%, effective as of the Effective Date (as hereinafter defined). The "EFFECTIVE DATE" shall be the later of ____ or two Business Days (or such shorter period as agreed to by the Agents) after this Notice of Assignment and any consents and fees required by Sections 12.03(a) and 12.03(b) of the Credit Agreement have been delivered to the Agents, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. As of this date, the percentage of the Assignor in the Aggregate Commitment, the Committed Advances and the Letters of Credit is __%. As of the Effective Date, the percentage of the Assignor in the Aggregate Commitment, the Committed Advances and the Letters of Credit will be __% (as such percentage may be reduced or increased by assignments which become effective prior to the assignment to the Assignee becoming effective) and the percentage of the Assignee in the Aggregate Commitment, the Committed Advances and the Letters of Credit and the Letters of Credit will be __%.

     5. The Assignor and the Assignee hereby give to the Company and the Agents notice of the assignment and delegation referred to herein. The Assignor will confer with the Agents before _______, 200_ to determine if the assignment to the Assignee will become effective on such date pursuant to Section 3 hereof, and will confer with the Agents to determine the Effective Date pursuant to
Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agents if the assignment to the Assignee does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agents written confirmation of the occurrence of the Effective Date.

     6. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Credit Agreement which it has hereby assumed and
(ii) to be bound by the terms and conditions of the Credit Agreement as if it were a "LENDER".

     7. The Assignor and the Assignee request and agree that any payments to be made by the Administrative Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.

     8. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.03 of the Credit Agreement.

     9. The Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower(s) to execute and deliver [new Notes or, as appropriate,] replacement Notes, to the Assignor and the Assignee in accordance with Section 12.03(b) of the Credit Agreement. The Assignor [and the Assignee] agree[s] to deliver to the Administrative Agent the original Notes received from it by the Borrower(s) upon the Assignor's [and Assignee's] receipt of new Notes in the amounts set forth above.

         10. The Assignee advises the Agents that the address listed below is its address for notices under the Credit Agreement:



                     -----------------------------------------------------

                     -----------------------------------------------------

                     -----------------------------------------------------

[NAME OF ASSIGNOR]                                     [NAME OF ASSIGNEE]
By:                                                    By:
         -----------------------------------------            ---------------------------------------------
         Name:                                                Name:
         Title:                                               Title:


                                  EXHIBIT "II"

                               CONSENT AND RELEASE

TO: [NAME OF ASSIGNOR]                                 [NAME OF ASSIGNEE]

                                                                       , 200_


     1. We acknowledge receipt from (the "ASSIGNOR") and ______________________ (the "ASSIGNEE") of the Notice of Assignment, dated as of __________, 200_ (the "NOTICE"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Notice.

     2. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, each Issuing Bank and the Swingline Lender each hereby (i) irrevocably consents, as required by Section 12.03(a) of the Credit Agreement, to the assignment and delegation referred to in the Notice and (ii) as of the Effective Date, irrevocably reduces the percentage of the Assignor in the Aggregate Commitment by the percentage of the Aggregate Commitment assigned to the Assignee and releases the Assignor from all of its obligations to such Issuing Bank or to the Swingline Lender, as applicable, under the Loan Documents to the extent that such obligations have been assumed by the Assignee.

     *[3. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Company hereby (i) irrevocably consents, as required by Section 12.03(a) of the Credit Agreement, to the assignment and delegation referred to in the Notice and (ii) as of the Effective Date, irrevocably reduces the percentage of the Assignor in the Aggregate Commitment by the percentage of the Aggregate Commitment assigned to the Assignee and releases the Assignor from all of its obligations to the Company and any of its Subsidiaries under the Loan Documents to the extent that such obligations have been assumed by the Assignee.]*

     4. The Administrative Agent is hereby requested to prepare for issuance by the relevant Borrower new Notes as requested by the Assignor and the Assignee in the Notice.

     5. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Administrative Agent hereby (i) irrevocably consents, as required by Section 12.03(a) of the Credit Agreement, to the assignment and delegation referred to in the Notice, (ii) as of the Effective Date, irrevocably releases the Assignor from its obligations to the

Administrative Agent under the Loan Documents to the extent that such obligations have been assumed by the Assignee, and (iii) agrees that, as of the Effective Date, the Administrative Agent shall consider the Assignee as a "LENDER" for all purposes under the Loan Documents to the extent of the assignment and delegation referred to in the Notice.




THE SERVICEMASTER COMPANY                              SUNTRUST BANK, as Administrative Agent and
                                                       Swingline Lender
By:                                                    By:
   -----------------------------------------              ----------------------------------------
   Name:                                                Name:
   Title:                                               Title:


                                                       [ISSUING BANK]
                                                       By:
                                                          ---------------------------------------
                                                          Name:
                                                          Title:


     *Paragraph 3 is to be included only if the consent of the Company is required pursuant to Section 12.03(a) of the Credit Agreement.

                                   EXHIBIT "F"

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To: SunTrust Bank, as Administrative Agent under the Credit Agreement described below.

From:[Name of Borrower] (the "BORROWER")

Re: Five-Year Credit Agreement, dated as of May 19, 2004 (as the same may be amended or modified, the "CREDIT AGREEMENT"), among The ServiceMaster Company, the Lenders named therein, SunTrust Bank, as Administrative Agent, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents.

     Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, PROVIDED, HOWEVER, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.01 of the Credit Agreement.

Facility Identification Number(s)
Customer/Account Name
Transfer Funds To
For Account No.
Reference/Attention To
Authorized Officer (Customer                        Date
Representative)
(Please Print)                                      Signature

Bank Officer Name                                   Date

(Please Print)                                      Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT "G"

                         FORM OF ELECTION TO PARTICIPATE

                                                              __________, 200_


     JPMORGAN CHASE BANK, as Servicing Agent for the Lenders under the Five-Year Credit Agreement dated as of May 19, 2004 among The ServiceMaster Company (the "COMPANY"), the Lenders named therein, SunTrust Bank, as Administrative Agent, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Eligible Subsidiary], a [corporation] [limited liability company] [partnership] organized under the laws of [jurisdiction of organization], elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective upon your receipt hereof until an Election to Terminate shall have been delivered to you with respect to the undersigned in accordance with the Credit Agreement.

     The undersigned confirms that the representations and warranties set forth in Article 14 of the Credit Agreement are true and correct as to the undersigned as of the date hereof. In particular, [except as disclosed below,] there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the undersigned pursuant to the Credit Agreement or the Notes of the undersigned, or is imposed on or by virtue of the execution, delivery or enforcement of this Election to Participate or of the Notes of the undersigned.

     The undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Sections 9.10 and 9.11 thereof, as if the undersigned were a signatory party thereto. The undersigned hereby confirms the authority of the Financial Officers to act on its behalf as to all matters relating to the Credit Agreement.

     The address to which all notices to the undersigned under the Credit Agreement should be directed is:

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                         Very truly yours,

                         [NAME OF ELIGIBLE SUBSIDIARY]
                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

     The  undersigned   confirms  that  [name  of  Eligible  Subsidiary]  is  an
additional Borrower for purposes of the Credit Agreement described above.

                       THE SERVICEMASTER COMPANY
                              By:
                                 --------------------------------------------
                                  Name:
                                  Title:

     Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

                         JPMORGAN CHASE BANK, as
                         Servicing Agent
                         By:
                            --------------------------------------------
                             Name:
                                                        Title:

                                   EXHIBIT "H"

                          FORM OF ELECTION TO TERMINATE

                                                               __________, 200_


JPMORGAN CHASE BANK, as Servicing Agent for the Lenders under the Five-Year Credit
Agreement dated as of May 19, 2004 among The ServiceMaster Company (the "COMPANY"), the Lenders named therein,
SunTrust Bank, as Administrative Agent,
U.S. Bank and Wachovia Bank,  N.A., as
Documentation Agents and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

     The undersigned hereby elect to terminate the status of [name of Eligible Subsidiary], a [corporation] [limited liability company] [partnership] organized under the laws of [jurisdiction of organization] (the "DESIGNATED SUBSIDIARY"), as an Eligible Subsidiary for purposes of the Credit Agreement, effective upon your receipt hereof. The undersigned represent and warrant that all principal and interest on all Notes of the Designated Subsidiary and all other amounts payable by the Designated Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Designated Subsidiary under the Credit Agreement or under any of its Notes heretofore incurred.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                                    Very truly yours,

                        [NAME OF DESIGNATED SUBSIDIARY]
                               By:
                                  --------------------------------------------
                                  Name:
                                  Title:


                        THE SERVICEMASTER COMPANY
                               By:
                                  --------------------------------------------
                                  Name:
                                  Title:


     Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                   JPMORGAN CHASE BANK, as
                   Servicing Agent
                          By:
                             --------------------------------------------
                             Name:
                             Title:

                                   EXHIBIT "I"

               FORM OF OPINION OF COUNSEL FOR ELIGIBLE SUBSIDIARY

                                                              __________, 200_


To the Lenders and Agents
Referred to Below
c/o JPMorgan Chase Bank,
as Servicing Agent
[address]

Dear Sirs:

     I am counsel to [name of Eligible Subsidiary], a [corporation] [partnership] [limited liability company] organized under the laws of [jurisdiction of organization] (the "ELIGIBLE SUBSIDIARY"), and give this opinion pursuant to Section 4.02(b) of the Five-Year Credit Agreement, dated as of May 19, 2004 (as the same may be amended or modified, the "CREDIT AGREEMENT"), among The ServiceMaster Company (the "COMPANY"), the Lenders named therein, SunTrust Bank, as Administrative Agent, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Eligible Subsidiary is a [corporation] [limited liability company] [partnership] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization], and is a Subsidiary of the Company.

     2. The execution and delivery by the Eligible Subsidiary of its Election to Participate and its Notes and the performance by the Eligible Subsidiary of its obligations under the Credit Agreement and its Notes are within the Eligible Subsidiary's legal powers, have been duly authorized by all necessary [corporate] [partnership] [limited liability company] or other legal action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, in any material respect any provision of applicable law or regulation or of the organizational documents of the Eligible Subsidiary or of any indenture or other agreement or instrument governing Debt or any other material agreement or instrument binding upon the Company or the Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Eligible Subsidiary or any of its Subsidiaries.

     3. The Election to Participate of the Eligible Subsidiary and the Credit Agreement constitute valid and binding agreements of the Eligible Subsidiary and its Notes constitute valid and binding obligations of the Eligible Subsidiary, in each case enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

     4. Except as disclosed in the Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Eligible Subsidiary pursuant to the Credit Agreement or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                                    Very truly yours,

                                   EXHIBIT "J"

                    FORM OF OPINION OF COUNSEL FOR THE AGENTS

                                                                   May __, 2004


To the Lenders and the Agents
Referred to Below
c/o JPMorgan Chase Bank,
as Servicing Agent
[address]

Dear Sirs:

     We have participated in the preparation of the Five-Year Credit Agreement, dated as of May 19, 2004 (as the same may be amended or modified, the "CREDIT AGREEMENT"), among The ServiceMaster Company (the "COMPANY"), the Lenders named therein, SunTrust Bank, as Administrative Agent, U.S. Bank and Wachovia Bank, N.A., as Documentation Agents, and JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 4.01(i) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Company and the Notes of the Company constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                                    Very truly yours,